EXHIBIT 10.6

EXECUTION VERSION

J.P. Morgan

REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of

December 17, 2015

among

CSP OPERATING PARTNERSHIP, LP
(to be renamed GPT Operating Partnership LP
upon consummation of the Merger),
as a Borrower

GPT PROPERTY TRUST LP,

as a Borrower

CHAMBERS STREET PROPERTIES
(to be renamed Gramercy Property Trust
upon consummation of the Merger),
as Company

The Lenders Party Hereto and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

J.P. MORGAN SECURITIES LLC and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners and Joint Lead Arrangers

WELLS FARGO SECURITIES, LLC, U.S. BANK NATIONAL ASSOCIATION and ROYAL BANK OF CANADA,

as Joint Lead Arrangers

ROYAL BANK OF CANADA, U.S. BANK NATIONAL ASSOCIATION,

WELLS FARGO BANK, N.A., THE BANK OF NEW YORK MELLON, CITIBANK, N.A., CITIZENS BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC., SUNTRUST BANK and THE BANK OF NOVA SCOTIA

as Documentation Agents

i

(continued)

(continued)

(continued)

SCHEDULES:

Schedule CDOS — CDO Subsidiaries

Schedule EGL — Eligible Ground Leases

Schedule ES — Excluded Subsidiaries

Schedule SJV — Specified Joint Ventures

Schedule 2.01 — Lenders; Commitments

Schedule 2.06 — Existing Letters of Credit

Schedule 3.05 — Unencumbered Properties

Schedule 3.06 — Disclosed Matters

Schedule 3.14 — Subsidiaries

Schedule 6.07 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Borrowing Request

Exhibit C-1 — U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-2 — U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-3 — U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-4 — U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D — Forms of Notes

Exhibit E — Form of Compliance Certificate

REVOLVING CREDIT AND TERM LOAN AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 17, 2015, among CSP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger (as defined below)), GPT PROPERTY TRUST LP, a Delaware limited partnership, CHAMBERS STREET PROPERTIES, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“A-1 Term Facility” means the A-1 Term Loan Commitments and the A-1 Term Loans made thereunder.

“A-1 Term Loan” means a Loan made pursuant to Section 2.01(b) and Section 2.03, and includes any New Term Loans made pursuant to Section 2.04.

“A-1 Term Loan Commitment” means, with respect to each A-1 Term Loan Lender, the commitment of such Lender to make A-1 Term Loans hereunder, including any New Term Loan Commitments designated as an A-1 Term Loan Commitment.  The initial amount of each Lender’s A-1 Term Loan Commitment is set forth on Schedule 2.01.  The initial aggregate amount of the Lenders’ A-1 Term Loan Commitments is $300,000,000.

“A-1 Term Loan Commitment Expiry Date” has the meaning assigned to such term in Section 2.01(b).

“A-1 Term Loan Exposure” means, with respect to any A-1 Term Loan Lender at any time, the outstanding principal amount of such Lender’s A-1 Term Loans.

“A-1 Term Loan Lender” means a Lender with an A-1 Term Loan Commitment or A-1 Term Loan Exposure.

“A-1 Term Loan Maturity Date” means January 8, 2019, subject to extension as provided in Section 2.21.

“A-2 Term Loan” means a Loan made pursuant to Section 2.01(c) and Section 2.03, and includes any New Term Loans made pursuant to Section 2.04.

“A-2 Term Loan Commitment” means, with respect to each A-2 Term Loan Lender, the commitment of such Lender to make A-2 Term Loans hereunder, including any New Term Loan Commitments designated as an A-2 Term Loan Commitment.  The initial amount of each

Lender’s A-2 Term Loan Commitment is set forth on Schedule 2.01.  The initial aggregate amount of the Lenders’ A-2 Term Loan Commitments is $750,000,000.

“A-2 Term Loan Commitment Expiry Date” has the meaning assigned to such term in Section 2.01(c).

“A-2 Term Loan Exposure” means, with respect to any A-2 Term Loan Lender at any time, the outstanding principal amount of such Lender’s A-2 Term Loans.

“A-2 Term Loan Lender” means a Lender with an A-2 Term Loan Commitment or A-2 Term Loan Exposure.

“A-2 Term Loan Maturity Date” means January 8, 2021.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any New Revolving Commitments and/or New Term Loans which shall be consistent with the applicable provisions of this Agreement relating to New Revolving Commitments and/or New Term Loans and otherwise reasonably satisfactory to the Administrative Agent, the Company and the Borrowers.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Net Operating Income” means, for any period for any Real Estate Asset, (a) the Net Operating Income (or the Ownership Share of the Net Operating Income from a Real Estate Asset owned by an Investment Affiliate) from such Real Estate Asset minus (b) a reserve for capital expenditures and replacements equal to $0.10 per square foot per annum for such Real Estate Asset (or the Ownership Share of such reserve for a Real Estate Asset owned by an Investment Affiliate).

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.  Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. through which JPMorgan Chase Bank, N.A. shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to it in Section 9.01(d).

“Agreed Currencies” means (a) dollars, (b) euros, (c) Pounds Sterling and (d) any other currency that is (i) a lawful currency that is readily available and freely transferable and convertible into dollars, (ii) available in the London interbank deposit market and (iii) agreed to by the Administrative Agent, the Issuing Banks and each of the Multicurrency Revolving Lenders.

“Agreement” has the meaning assigned to it in the recitals.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate if a Eurodollar Borrowing with a one month Interest Period was being made on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company, the Borrowers and their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Credit Rating” means, until a rating is assigned to the Company’s or a Borrower’s Index Debt by Moody’s, S&P or Fitch, a rating assigned to the Company, and, after a rating is assigned to the Company’s or a Borrower’s Index Debt by Moody’s, S&P or Fitch, the Company’s or a Borrower’s Index Debt by Moody’s, S&P or Fitch.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum determined as set forth below.

(i)            for Revolving Loans, the “Eurodollar - Applicable Rate”, the “ABR - Applicable Rate” or the “Facility Fee Rate”, as the case may be, shall be determined solely by the Applicable Credit Ratings in the table below:

RATINGS LEVEL	MOODY’S/ S&P/FITCH APPLICABLE CREDIT RATING	EURODOLLAR- APPLICABLE RATE	ABR- APPLICABLE RATE	FACILITY FEE RATE
Level I Rating	A3/A- or higher	0.875%	0%	0.125%
Level II Rating	Baa1/BBB+	0.925%	0%	0.15%
Level III Rating	Baa2/BBB	0.95%	0%	0.25%
Level IV Rating	Baa3/BBB-	1.20%	0.20%	0.25%
Level V Rating	Below Baa3/BBB- or unrated	1.55%	0.55%	0.30%

(ii)           for Term Loans, the “Eurodollar - Applicable Rate” or the “ABR - Applicable Rate”, as the case may be, shall be determined solely by the Applicable Credit Ratings in the table below:

RATINGS LEVEL	MOODY’S/ S&P/FITCH APPLICABLE CREDIT RATING	EURODOLLAR - APPLICABLE RATE	ABR- APPLICABLE RATE
Level I Rating	A3/A- or higher	0.90%	0%
Level II Rating	Baa1/BBB+	0.95%	0%
Level III Rating	Baa2/BBB	1.10%	0.10%
Level IV Rating	Baa3/BBB-	1.35%	0.35%
Level V Rating	Below Baa3/BBB - or unrated	1.75%	0.75%

For purposes of the definition of “Applicable Rate”, if at any time the Company or a Borrower has two (2) Applicable Credit Ratings, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to the highest Applicable Credit Rating; provided that if the highest Applicable Credit Rating and the lowest Applicable Credit Rating are more than one ratings category apart, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to Applicable Credit Rating that is one ratings category below the highest Applicable Credit Rating.  If at any time the Company or a Borrower has three (3) Applicable Credit Ratings, and such Applicable Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Applicable Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the highest of the Applicable Credit Ratings were used; and (B) if the difference between such Applicable Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Applicable Credit Ratings were used; provided that if such average is not a recognized rating category, then the Applicable Rate and Facility Fee Rate shall be the rate per annum that would be applicable if the second highest Applicable Credit Rating of the three were used.  If at any time the Company or a Borrower has only one Applicable Credit Rating (and such Credit Rating is from Moody’s or S&P), the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to such Applicable Credit Rating. If the Company or a Borrower does not have an Applicable Credit Rating from either Moody’s or S&P, the Applicable Rate and Facility Fee Rate shall be the rate per annum applicable to an Applicable Credit Rating of “below BBB-/Baa3 or unrated” in the tables above.

Each change in the Applicable Rate and Facility Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate and Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Any adjustment in the Applicable Rate shall be applicable to all existing Loans.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Financial Officer or General Counsel of the general partner of a Borrower.

“Availability Period” means, with respect to the Revolving Facility, the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Bank of America Portfolio” means the portfolio of properties leased to Bank of America, N.A. under a master lease which as of the Effective Date consist of the properties identified on Schedule 3.05 as the Bank of America Portfolio.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means each of CSP Operating Partnership, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP, a Delaware limited partnership.

“Borrowing” means (a) Loans (or in the case of Term Loans, each portion thereof) of the same Type and Class, made, converted or continued on the same date and, in the case of Eurodollar Loans (or in the case of Term Loans, each portion thereof), as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request in substantially the form of Exhibit B hereto by the Borrowers for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital One Agreement” means that certain Term Loan Agreement, dated as of the date hereof, by and among the Company, the Borrowers, the lenders party thereto, and Capital One, National Association, as administrative agent, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time (subject to any restrictions in Section 6.01(c)).

“Capitalization Rate” means (a) 7.25% for each Real Estate Asset that is part of the Bank of America Portfolio and (b) 7.50% for all other Real Estate Assets.

“Capitalized Loan Fees” means, with respect to any Person, and with respect to any period, any upfront, closing or similar fees paid by in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.

“Cash Equivalents” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of issuance and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s;

(c)           investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(f)            money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“CDO” means a structured asset-backed security commonly known as a “collateralized debt obligation”.

“CDO Subsidiaries” means Excluded Subsidiaries that constitute the Company’s CDO entities and are listed on Schedule CDOS attached hereto.

“Change in Control” means: (a) for any reason whatsoever any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) shall beneficially own a percentage of the then outstanding Equity Interests of the Company having the power, directly or indirectly, to vote for the election of directors (or their equivalent) of the Company (“Voting Equity Interests”) that is more than 35% of the outstanding Voting Equity Interests of the Company; or any “person” or “group” otherwise acquires the power to direct, directly or indirectly, the management or policies of the Company; or (b) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (c) the Company shall cease to be the sole general partner of a Borrower or shall cease to have the sole and exclusive power to exercise all management and control over a Borrower (in all cases subject to Section 6.03); or (d) the Company shall cease to directly or indirectly own at least 60% of the limited partnership interests in a Borrower (in all cases subject to Section 6.03).

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date such Lender or Issuing Bank became a party to this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.

“Communications” has the meaning assigned to it in Section 9.01(d).

“Company” means Chambers Street Properties, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger).

“Computation Date” has the meaning assigned to it in Section 1.05(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, without duplication, an amount equal to the net income or loss of the Company and its Subsidiaries (other than CDO Subsidiaries) on a consolidated basis determined in accordance with GAAP (before minority interests and excluding losses attributable to the sale or other disposition of assets and the adjustment for so-called “straight-line rent accounting” and excluding all items attributable to CDO Subsidiaries) for such period plus (x) the following, without duplication, to the extent deducted in computing such consolidated net income or loss for such period: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization for such period, (iv) other non-cash charges for such period, (v) acquisition costs for such period with respect to all Real Estate Assets acquired by the Company or any of its consolidated Subsidiaries, (vi) all losses attributable to the sale or other disposition of assets in such period, (vii) non-recurring fees and expenses incurred during such period in connection with the execution and delivery of this Agreement, the Capital One Agreement, the Note Purchase Agreement and the consummation of the Merger, and (viii) all losses attributable to the early extinguishment of Indebtedness, and minus, without duplication (y)(i) a reserve for capital expenditures and replacements equal to $0.10 per square foot per annum for Real Estate Assets, (ii) all gains attributable to the sale or other disposition of assets or debt restructurings in such period, and (iii) all gains attributable to the early extinguishment of Indebtedness; provided that to the extent not already included in the foregoing calculation, Consolidated EBITDA shall be adjusted to include the Ownership Share of the net income or loss of all Investment Affiliates for such period, determined and adjusted in the same manner as provided above in this definition with respect to the net income or loss of the Company and its Subsidiaries on a consolidated basis; provided further that if during any period for which Consolidated EBITDA is being determined there are New Acquisitions which are subject to leases that contain free rent or other rent reduction provisions that are in effect at any time during such period, then for purposes of determining Consolidated EBITDA for such period, the rental or other income attributable to such leases while such free rent or rent reduction period is in effect (but in no event longer than 6-months for any such lease) shall be determined on a straight-line rent accounting basis.

“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (a) Consolidated Interest Expense of the type described in clause (a) of the definition thereof for such period plus (b) the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any such Indebtedness) required to be made during such period by the Company or any of its consolidated Subsidiaries plus (c) dividends on the Company’s preferred stock required to be made during such period pursuant to the Company’s organizational documents plus (d) all rental payments due and payable with respect to such period under ground leases of any properties at which the Company or any of its consolidated Subsidiaries are tenants plus (e) to the extent not included in clauses (a), (b) and (d), the Ownership Share of all interest expense and other amounts of the type referred to in such clauses of any Investment Affiliate.

“Consolidated Interest Expense” means, for any period, the sum (without duplication) for such period for the Company and its Subsidiaries (excluding CDO Subsidiaries) on a consolidated basis of: (a) total interest expense, whether paid or accrued, of the Company and its Subsidiaries, including fees payable in connection with the Facilities, charges in respect of letters of credit and the portion of any Capital Lease Obligations allocable to interest expense (excluding amortization or write-off of debt discount and expense, except as provided in clause (b) below), (b) amortization of costs related to interest rate protection contracts and rate buydowns, (c) capitalized interest, (d) amortization of Capitalized Loan Fees, (e) interest incurred on any liability or obligation that constitutes a Contingent Obligation and (f) to the extent not included in clauses (a) through (e), the Ownership Share of all interest expense and other amounts of the type referred to in such clauses of any Investment Affiliate.

“Consolidated Tangible Net Worth” means, at any date of determination, (i) stockholders’ equity of the Company and its Subsidiaries (excluding CDO Subsidiaries) on a consolidated basis at such time, determined in accordance with GAAP, plus (ii) accumulated depreciation and amortization, minus (iii) goodwill and intangible assets, other than lease intangibles.

“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Nonrecourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 5.01(a) and 5.01(b). Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty (in which case the amount of such guaranty shall be reduced by the amount of such cash or Cash Equivalents) or (ii) such other Person holds an Investment Grade Rating from any of Fitch, Moody’s or S&P, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent (in which case the amount of such guaranty shall be zero), and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified a Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Development Property” means a Real Estate Asset owned by the Company, any of its Wholly-Owned Subsidiaries or any Investment Affiliate on which the construction of an office, industrial and/or retail building has commenced, other than any Real Estate Asset with respect to which any interruption of construction has lasted for more than one hundred and twenty (120) consecutive days and is then continuing.  Such Real Estate Asset shall be treated as a Development Property until construction is completed and a certificate of occupancy (or its equivalent in the applicable jurisdiction) has been issued.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests which are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of, a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the latest Maturity Date; provided, however, that if such Equity Interests are issued to any plan for the benefit of employees of the Company or its direct or indirect Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Dollar Amount” of any currency at any date means (a) the amount of such currency if such currency is dollars or (b) the equivalent amount thereof in dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 1.05.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, an Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) or any Affiliate or Approved Fund thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other entity reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent. For the avoidance of doubt, no Ineligible Institution is an Eligible Assignee.

“Eligible Ground Lease” means each ground lease existing on the date of this Agreement and listed on Schedule EGL and each ground lease entered into or acquired after the date hereof that would constitute a financeable ground lease to a prudent institutional lender in the business of making commercial real estate loans and, accordingly, provide customary protections for a potential leasehold mortgagee including a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 35 years from the Effective Date; provided that such ground lease may have a remaining term of less than 35 years if the tenant has a unilateral option to purchase the fee interest at the end of the lease term for a de minimis purchase price.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether  or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“euro” means the single currency of the Participating Member States.

“Eurodollar”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrowers and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of dollars with such Foreign Currency, for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrowers, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiaries” means the respective Subsidiaries of the Borrowers listed on Schedule ES attached hereto, as such Schedule ES may be updated by an Authorized Officer of each Borrower to include (a) any Subsidiary acquired pursuant to an acquisition permitted hereunder which is financed with Secured Indebtedness that is permitted by this Agreement and each Subsidiary thereof that guarantees such Secured Indebtedness (in each case to the extent that guaranteeing the Obligations is prohibited by such Secured Indebtedness), (b) any Subsidiary of an Excluded Subsidiary, (c) any Subsidiary that is not a Wholly-Owned Subsidiary of a Borrower, and is either acquired pursuant to an acquisition permitted hereunder or formed in a manner not expressly prohibited hereunder, and is prohibited by its organizational documents from giving a guaranty of the Obligations and (d) any Subsidiary of a Borrower organized in a jurisdiction other than the United States or any state thereof; provided that each such Subsidiary shall cease to be an Excluded Subsidiary hereunder if such Secured Indebtedness is repaid or becomes unsecured or if such Subsidiary ceases to guarantee such Secured Indebtedness or if such Subsidiary ceases to be prohibited from giving a guaranty, as applicable.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan, Letter of Credit or Commitment (other than pursuant to an assignment requested by a Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Facility” means each of the Term Facility and the Revolving Facility (and collectively, the “Facilities”).  Each of the Multicurrency Revolving Tranche and U.S. Revolving Tranche shall be a separate Facility for purposes of this definition and each of the A-1 Term Loan Tranche and A-2 Term Loan Tranche shall be a separate Facility for purposes of this definition.

“Facility Fee Rate” means that rate determined pursuant to paragraph (b) of the definition of “Applicable Rate”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the general partner of a Borrower or the Company, as applicable.

“Fitch” means Fitch, Inc.

“Foreign Currencies” means Agreed Currencies other than dollars.

“Foreign Currency Exposure” has the meaning assigned to such term in Section 2.11(b).

“Foreign Currency LC Exposure” means, at any date of determination, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.06(k).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $100,000,000.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gramercy” means Gramercy Property Trust Inc., a Maryland corporation.

“Guaranty” means the Guaranty dated as of the date hereof from the Company in favor of the Administrative Agent for the benefit of the Lenders.

“Guarantor” means the Company.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that was a Lender or an Affiliate of a Lender at the time it entered into a Swap Agreement (regardless of whether such Person subsequently ceases to be a Lender or an Affiliate of a Lender).

“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.

“Included Swap Exposure” means, as of any date of determination, the mark-to-market value of any Swap Agreement provided by any Hedge Bank to a Borrower or the Company or any of its Subsidiaries, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements.

“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Commitments” has the meaning assigned to such term in Section 2.04.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred by such Person in the ordinary course of business) and only to the extent such obligations constitute indebtedness for purposes of GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default  are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person (other than (i) obligations existing on the Effective Date that any direct or indirect parent of such Person has the right (subject to satisfaction of applicable securities law requirements, including the filing of registration statements) to satisfy by delivery of its Equity Interests, (ii) obligations that any direct or indirect parent of such Person is given the right to satisfy by delivery of its Equity Interests and (iii) obligations with respect to preferred stock of the Company), (h) all Contingent Obligations of such Person in respect of the foregoing clauses (a) through (g), (i) all obligations of the kind referred to in clause (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the “mark to market” liability  of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any Indebtedness under clause (i) above shall be limited to the lesser of the amount of such Indebtedness that is Nonrecourse Indebtedness or the fair market value of the assets securing such Indebtedness that is Nonrecourse Indebtedness, as reasonably determined by the Company. The amount of Indebtedness of any Person shall be calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting or other adjustments pursuant to GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company or a Borrower that is not guaranteed by any other Person (other than the Company or a Borrower) or subject to any other credit enhancement.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Company or any of its Affiliates, (d) a company, partnership, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a company, partnership, investment vehicle or trust which has a controlling interest in any company, partnership, trust or other entity which (i) is a competitor of the Company or a Borrower or (ii) invests, as one of its primary lines of business, in real estate assets similar to the Real Estate Assets.

“Information Memorandum” means the Confidential Information Memorandum dated October 2015 relating to the Company and the Transactions.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrowers may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the then applicable Maturity Date for the applicable Facility. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing or Term Loan Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Affiliate” means any (a) unconsolidated Subsidiary, (b) Unconsolidated Affiliate or (c) Joint Venture of (i) the Company, (ii) a Borrower and/or (iii) any of their consolidated Subsidiaries, including Specified Joint Ventures but excluding CDO Subsidiaries. For the avoidance of doubt, “Investment Affiliate” shall not include any consolidated Subsidiaries of the Company or a Borrower.

“Investment Grade Rating” means an Applicable Credit Rating of Baa3 or better from Moody’s, BBB- or better from S&P, or BBB- or better from Fitch.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Document” means with respect to any Letter of Credit, a Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrowers or in favor of such Issuing Bank and relating to any such Letter of Credit.

“Issuing Banks” means JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Royal Bank of Canada, and Wells Fargo Bank, N.A., each in its capacity as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.06(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (or another Lender, with the consent of such Lender and the Borrowers), in which case the term “Issuing Bank” shall include any such Affiliate (or such Lender) with respect to Letters of Credit issued by such Affiliate (or such Lender).

“Joint Lead Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, U.S. Bank National Association and Wells Fargo Bank, N.A., each in its capacity as the joint lead arrangers and joint bookrunners hereunder.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means Multicurrency LC Exposure or U.S. LC Exposure.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the applicable Issuing Bank.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable Agreed Currency for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”)) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, (x) in the case of Eurodollar Borrowing denominated in Pounds Sterling, at approximately 11:00 a.m., London Time, on the date of the commencement of such Interest Period and (y) in the case of Eurodollar Borrowing denominated in euro, at approximately 11:00 a.m. London Time, on the date two TARGET Days prior to the commencement of such Interest Period); provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; and provided further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement (including without limitation, schedules and exhibits hereto), the Notes, the Guaranty, and any other agreements entered into in connection herewith or therewith by a Borrower or any other Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Parties” means the Borrowers and the Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (a) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in dollars and (b) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood and agreed that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Major Acquisition” means (a) a single transaction for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Company and its Wholly-Owned Subsidiaries of properties or assets of a Person for a gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisition) or (b) one or more transactions for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Company and its Wholly-Owned Subsidiaries of properties or assets of a

Person in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of 10% of Total Asset Value (without giving effect to such acquisitions).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company, the Borrowers and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights of or remedies available to the Administrative Agent and the Lenders under this Agreement or any other Loan Document; provided, however, the consummation of the Merger in accordance with the terms and conditions set forth in the Merger Agreement shall not constitute a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) and obligations in respect of one or more Swap Agreements, of any one or more of the Company, the Borrowers and their Subsidiaries (other than CDO Subsidiaries) in an aggregate principal amount exceeding (x) $35,000,000, in the case of Recourse Indebtedness, and (y) $150,000,000, in the case of Nonrecourse Indebtedness.

“Material Subsidiary” means (a) each Subsidiary of the Company that directly or indirectly owns or leases an Unencumbered Property or owns a Mortgage Note that is included in the calculation of Unencumbered Asset Value and (b) each other Subsidiary of the Company that has assets that constitute more than 10% of Total Asset Value, other than an Excluded Subsidiary.

“Maturity Date” means the Revolving Maturity Date and/or the Term Loan Maturity Date, as the context may require.

“Merger” means the merger of Gramercy with and into a Wholly-Owned Subsidiary of CSP Operating Partnership, LP, a Delaware limited partnership.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 1, 2015, by and among the Company, Columbus Merger Sub, LLC and Gramercy, as the same may be amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time in accordance with this Agreement.

“Merger Documents” means the Merger Agreement and all other agreements and documents relating to the Merger.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Note” means a note receivable held by a Borrower or one of its Subsidiaries that is secured by a mortgage Lien on real property.

“Multicurrency LC Exposure” means, at any date of determination, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the Dollar Amount of the aggregate of all LC Disbursements under Multicurrency Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Multicurrency LC Exposure of any Multicurrency Revolving Lender at any time shall be its Revolving Percentage of the total Multicurrency LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with

Section 2.06(k).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Multicurrency Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Multicurrency Revolving Loans and to acquire participations in Multicurrency Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Multicurrency Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Revolving Commitment is set forth on Schedule 2.01, in the most recent Additional Credit Extension Amendment, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Multicurrency Revolving Commitments is $100,000,000.

“Multicurrency Letter of Credit” means a Letter of Credit issued in an Agreed Currency under the Multicurrency Revolving Tranche pursuant to Section 2.06.

“Multicurrency Revolving Credit Exposure” means, with respect to any Multicurrency Revolving Lender at any time, the sum of the Dollar Amount of the outstanding principal amount of such Lender’s Multicurrency Revolving Loans and Multicurrency LC Exposure at such time.

“Multicurrency Revolving Lender” means a Lender with a Multicurrency Revolving Commitment or Multicurrency Revolving Credit Exposure.

“Multicurrency Revolving Loan” means a Loan made pursuant to Section 2.01(a)(ii) and Section 2.03.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” means a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that the following shall not constitute a Negative Pledge: (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, (b) restrictions and conditions imposed by law or by this Agreement, (c) restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition), (d) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), (e) restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (f) customary provisions in leases and other contracts restricting the assignment or transfer thereof, (g) customary provisions in joint venture agreements with respect to a Joint Venture restricting the transfer or encumbrance of Equity Interests in such Joint Venture or the assets owned by such Joint Venture and (h) (i) restrictions or conditions contained in agreements evidencing Indebtedness of the Company or any of its Subsidiaries which are no more restrictive on the Company or any of its Subsidiaries than those contained in this Agreement or (ii) any document, instrument or agreement which requires such Person or its Subsidiaries to guarantee such Indebtedness or to grant Liens to secure such Indebtedness, in each case as a result of its guaranty of the Obligations or grant of a Lien to secure such Obligations or the Guaranty (provided that the required grant of a Lien is limited to the same collateral as secures the Obligations or the Guaranty).

“Net Operating Income” means, with respect to any Real Estate Asset for any period, property rental and other income attributable to such Real Estate Asset minus the sum of (a) all expenses and other proper charges incurred in connection with the operation of such Real Estate Asset (including, without limitation, real estate taxes,  payments under ground leases and bad debt expenses but excluding expenses normally covered by a management fee) during such period and (b) the greater of (x) the actual management fee paid during such period with respect to such Real Estate Asset and (y) an imputed management fee in an amount equal to 2% of the gross revenues for such Real Estate Asset during such period, but, in any case, calculated before (i.e. without regard to) payment of or provision for debt service charges for such period, income taxes for such period, capital expenses for such period, and depreciation, amortization, and other non-cash expenses for such period, all as determined in accordance with GAAP (except that (i) any rent leveling adjustments and (ii) any SFAS 141 amortization shall be excluded from rental income); provided that Net Operating Income shall be adjusted to exclude the CDO Subsidiaries.

“New Acquisition” means any Real Estate Asset acquired by the Company, any of its Wholly-Owned Subsidiaries or any Investment Affiliates within one year of any date of determination.

“New Revolving Commitments” has the meaning assigned to such term in Section 2.04.

“New Revolving Loan Lender” has the meaning assigned to such term in Section 2.04.

“New Term Loan Commitments” has the meaning assigned to such term in Section 2.04.

“New Term Loan Lender” has the meaning assigned to such term in Section 2.04.

“New Term Loan” has the meaning assigned to such term in Section 2.04.

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.06(c).

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then in the event of any such claim, only a portion of such Indebtedness in an amount equal to the amount of such claim shall no longer constitute “Nonrecourse Indebtedness” for the period that such portion is subject to such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means any promissory note delivered by the Borrowers pursuant to Section 2.10(e).

“Note Purchase Agreement” means that certain Note Purchase and Guarantee Agreement, dated as of December 17, 2015, by and among the Borrowers, the Company and the purchasers party thereto, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time (subject to any restrictions in Section 6.01(c)).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities (including any Included Swap Exposure) of the Borrowers to the Administrative Agent, any Lender or any Hedge Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Swap Agreement, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Borrowing, Letter of Credit or LC Disbursement, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Ownership Share” means, with respect to any Investment Affiliate, the greater of (a) the relative nominal direct and indirect ownership interest (calculated as a percentage) by the Company or any of its Wholly-Owned Subsidiaries in such Investment Affiliate or (b) the relative direct and indirect economic interest (calculated as a percentage) of the Company or any of its Wholly-Owned Subsidiaries in such Investment Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Investment Affiliate.

“parent” has the meaning assigned to it in the definition of “Subsidiary”.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

(g)           the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal offices located in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public-Sider” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then directly and wholly-owned by the Company, any of its Wholly-Owned Subsidiaries or any Investment Affiliate in any real property in the United States or a Specified Foreign Jurisdiction.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Recourse Indebtedness” means any Indebtedness that is not Nonrecourse Indebtedness.

“Register” has the meaning assigned to such term in Section 9.04(b).

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Code or any successor provisions.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the total Term Loan Exposures or the total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Commitments, the holders of more than 50% of the total Revolving Credit Exposures); provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Facility Lenders” means Lenders (excluding all Defaulting Lenders) having more than 50% of the total Term Loan Exposures or the total Revolving Commitments (or total Revolving Credit Exposures), as the case may be, outstanding under such Facility (excluding the Term Loan Exposures, Revolving Commitments and Revolving Credit Exposures, as applicable, of all Defaulting Lenders).

“Required Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in a Borrower or any option, warrant or other right to acquire any such Equity Interests in such Borrower.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Commitment” means a Multicurrency Revolving Commitment or a U.S. Revolving Commitment.

“Revolving Credit Exposure” means Multicurrency Revolving Credit Exposure or U.S. Revolving Credit Exposure.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans and Swingline Loans made, and Letters of Credit issued, thereunder.

“Revolving Lender” means a Multicurrency Revolving Lender or a U.S. Revolving Lender.

“Revolving Loan” means a Multicurrency Revolving Loan or a U.S. Revolving Loan.

“Revolving Maturity Date” means January 8, 2020, subject to extension as provided in Section 2.21.

“Revolving Percentage” means, with respect to any Revolving Lender of a Revolving Tranche, the percentage of the total Revolving Commitments of such Revolving Tranche  represented by such Lender’s Revolving Commitment of such Revolving Tranche. If the Revolving Commitments of a Revolving Tranche have terminated or expired, the Revolving Percentages for such Revolving Tranche shall be determined based upon the Revolving

Commitments of such Revolving Tranche most recently in effect, giving effect to any assignments.

“Revolving Tranche” when used in reference to any Revolving Commitment, Revolving Loan or Revolving Borrowing, refers to whether such Revolving Commitment, Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are Multicurrency Revolving Commitments or Multicurrency Revolving Loans or U.S. Revolving Commitments or U.S. Revolving Loans.

“S&P” means Standard & Poor’s.

“Sanctioned Country” means at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means the portion of Total Indebtedness which is secured by a Lien on any properties or assets.

“Solvent” when used with respect to the Loan Parties, taken as a whole, means that, as of any date of determination, (a) the fair saleable value of their assets is in excess of the total amount of their liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of their assets is greater than the probable liability on their existing debts as such debts become absolute and matured; (c) they are then able and expect to be able to pay their debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) they have capital sufficient to carry on their business as conducted and as proposed to be conducted.

“Specified Joint Ventures” means the Joint Ventures of the Company or any of its Wholly-Owned Subsidiaries that exist on the Effective Date, which are set forth on Schedule SJV.

“Specified Foreign Jurisdiction” means any of Canada, the United Kingdom, Germany, Spain, France, Japan, Australia, the Netherlands, Poland, Switzerland, Finland or Puerto Rico.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Person serving as the

Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” means any Subsidiary of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any U.S. Revolving Lender at any time shall be its Revolving Percentage with respect to U.S. Revolving Tranche of the total Swingline Exposure at such time.

“Swingline Lenders” means JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Royal Bank of Canada, and Wells Fargo Bank, N.A., each in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means the Term Loan Commitments and the Term Loans made thereunder.

“Term Loan” means an A-1 Term Loan or an A-2 Term Loan.

“Term Loan Borrowing” means a Borrowing of Term Loans.

“Term Loan Commitment” means an A-1 Term Loan Commitment or an A-2 Term Loan Commitment.

“Term Loan Exposure” means an A-1 Term Loan Exposure or an A-2 Term Loan Exposure.

“Term Loan Lender” means an A-1 Term Loan Lender  or an A-2 Term Loan Lender, as the case may be.

“Term Loan Maturity Date” means an A-1 Term Loan Maturity Date or an A-2 Term Loan Maturity Date.

“Term Loan Tranche” when used in reference to any Term Loan Commitment, Term Loan or Term Loan Borrowing, refers to whether such Term Loan Commitment, Term Loan, or the Term Loans comprising such Term Loan Borrowing, are A-1 Term Loan Commitments or A-1 Term Loans or A-2 Term Loan Commitments or A-2 Term Loans.

“Total Asset Value” means the sum of the following, without duplication: (a) for each Real Estate Asset that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries and that is a New Acquisition, the acquisition cost for such property; plus (b) for each Real Estate Asset located in the United States that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries (other than a New Acquisition or a Development Property), an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Real Estate Asset determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; plus (c) for each Real Estate Asset not located in the United States that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries (other than a New Acquisition or a Development Property), the book value (after impairments and before depreciation) of such Real Estate Asset; plus (d) for each Real Estate Asset that is wholly-owned by the Company or any of its Wholly-Owned Subsidiaries and that is a Development Property (other than a New Acquisition), the book value (after impairments) for such property; plus (e) unrestricted cash and Cash Equivalents of the Company and its Wholly-Owned Subsidiaries; plus (f) the book value (after impairments) of Mortgage Notes receivable held by the Company or any of its Wholly-Owned Subsidiaries so long as such Mortgage Note is not more than sixty (60) days past due or otherwise in payment default after giving effect to applicable cure periods; plus (g) with respect to any asset of the type described in clauses (a), (c), (d), (e) or (f) of this definition that is wholly-owned by an Investment Affiliate, the Ownership Share of the value of such asset (but excluding, in the case of Unconsolidated Affiliates, assets of the type described in clause (e)); plus (h) with respect to any asset of the type described in clause (b) of this definition that is wholly-owned by an Investment Affiliate, an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Real Estate Asset determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; provided that notwithstanding anything to the contrary set forth herein, (x) no additional investments in CDOs after the Effective Date or assets of any CDO Subsidiary shall be included in the calculation of Total Asset Value, and (y) the amount of Total Asset Value attributable to all (1) Investment Affiliates (excluding any investments in CDOs that exist on the Effective Date) shall not exceed 10% of Total Asset Value, (2) Real Estate Assets that are not office, industrial and/or retail properties shall not exceed 10% of Total Asset Value, (3) Development Properties shall not exceed 10% of Total Asset Value, (4) unimproved land that is not a Development Property shall not exceed 10% of Total Asset Value, (5) Mortgage Notes shall not exceed 10% of Total Asset Value, (6) assets not located in the United States shall not exceed 20% of Total Asset Value (which, in the case of any asset of the type described in clause (f) above, shall include the location of the property securing such Mortgage Note), and (7) assets described in clauses (1) through (6) above, in the aggregate, shall not exceed 25% of Total Asset Value.

“Total Indebtedness” means, without duplication, all Indebtedness of the Company and its consolidated Subsidiaries (other than CDO Subsidiaries) and the Ownership Share of all Indebtedness of Investment Affiliates.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. For purposes of this definition, CB Richard Ellis Strategic Partners Asia II, L.P. and CB Richard Ellis Group Strategic Partners Asia II-A, L.P. shall be deemed not to be Unconsolidated Affiliates.

“Unencumbered Adjusted Net Operating Income” means, for any period, the total Adjusted Net Operating Income attributable to all Unencumbered Properties for such period.

“Unencumbered Asset Value” means the sum of the following, without duplication: (a) for each Unencumbered Property that is a New Acquisition, the acquisition cost for such property; plus (b) for each Unencumbered Property (other than a New Acquisition) located in the United States, an amount equal to the quotient of (i)(x) the Adjusted Net Operating Income for such Unencumbered Property determined for the most recently ended fiscal quarter, times (y) four, divided by (ii) the applicable Capitalization Rate; plus (c) for each Unencumbered Property (other than a New Acquisition) not located in the United States, the book value (after impairments and before depreciation) of such Unencumbered Property; plus (d) the book value (after impairments) of first priority Mortgage Notes receivable held by the Company or any of its Wholly-Owned Subsidiaries so long as (i) such Mortgage Note is not subject to any Liens or Negative Pledges, (ii) such Mortgage Note is not more than sixty (60) days past due or otherwise in payment default after giving effect to applicable cure periods, and (iii) the property securing such Mortgage Note meets the criteria for an Unencumbered Property (other than clause (a) of the definition thereof); plus (e) unrestricted cash and Cash Equivalents of the Company and its Wholly-Owned Subsidiaries; plus (f) 50% of the book value of each Real Estate Asset that meets the criteria for an Unencumbered Property (other than clause (g) of the definition thereof) which is unoccupied (excluding such Unencumbered Property if (i) a monetary default has occurred and has continued under a binding lease with respect to such Unencumbered Property or (ii) for more than the 12 consecutive month period prior to any date of determination, such Unencumbered Property has been unoccupied by tenants which are not affiliated with the Company); provided that (A) not more than 20% of Unencumbered Asset Value may be attributable to any single Unencumbered Property, (B) not more than 20% of Unencumbered Asset Value may be attributable to Unencumbered Properties for which the same Person is the tenant, (C) not more than 10% of Unencumbered Asset Value may be attributable to Unencumbered Properties that are subject to a ground lease, (D) not more than 10% of Unencumbered Asset Value may be attributable to first priority Mortgage Notes receivable, (E) not more than 10% of Unencumbered Asset Value may be attributable to assets described in clauses (e) and (f) above, (F) not more than 15% of Unencumbered Asset Value may be attributable to Specified Joint Ventures, (G) not more than 15% of Unencumbered Asset Value may be attributable to Unencumbered Properties not located in the United States (which, in the case of any asset of the type described in clause (d) above, shall include the location of the property securing such Mortgage Note), and (H) not more than 25% of Unencumbered Asset Value may be attributable to Development Properties, unimproved land, and assets described in clauses (C), (F) and (G).  With respect to any Unencumbered Property owned by a Specified Joint Venture and the calculations required by clause (a), (c) and (f) above, only the Ownership Share of the acquisition cost or book value, respectively, of such Unencumbered Property shall be included in the calculation of Unencumbered Asset Value.

“Unencumbered Property” means a Real Estate Asset that meets each of the following criteria (with each such Real Estate Asset that meets such criteria being an Unencumbered Property):

(a)           The Real Estate Asset is 100% fee owned or ground leased under an Eligible Ground Lease by the Company, any Wholly-Owned Subsidiaries of the Company or any Specified Joint Venture.

(b)           In the case of a Real Estate Asset that is not owned by a Specified Joint Venture or any Wholly-Owned Subsidiaries of any Specified Joint Venture, the Real Estate Asset is either (x) improved with one or more completed office, industrial and/or retail buildings, (y) a Development Property or (z) unimproved land.

(c)           The Real Estate Asset is not otherwise directly or indirectly subject to any Lien (other than Permitted Encumbrances) or any Negative Pledge or other agreement that prohibits the creation of a Lien.

(d)           The Real Estate Asset is not subject to any Environmental Liability or otherwise in violation of Environmental Laws, in each case, that would materially impair the value of such Real Estate Asset.

(e)           The Real Estate Asset is free of any material structural defects.

(f)            The Real Estate Asset is located in the United States or a Specified Foreign Jurisdiction.

(g)           The Real Estate Asset is subject to one or more net leases with tenants (or similar leases under which the tenant is generally responsible for paying or reimbursing the landlord for taxes and insurance).

(h)           In the case of a Real Estate Asset owned by any Specified Joint Venture: (i) the Real Estate Asset is either (x) improved with one or more completed office, industrial and/or retail buildings  or (y) at all times a Real Estate Asset of the same type it was on the Effective Date; (ii) the relative percentage ownership of the Company or any of its Wholly-Owned Subsidiaries in the voting Equity Interests of the owner or lessee of such Real Estate Asset does not decrease from such relative percentage ownership interest held by the Company or any of its Wholly-Owned Subsidiaries on the Effective Date; and (iii) neither any Subsidiary of any Specified Joint Venture that is a direct owner of such Real Estate Asset nor any Subsidiary of the Company that directly or indirectly owns Equity Interests in such direct owner has guaranteed the Indebtedness of any other Person or incurred, acquired, or suffered to exist any Recourse Indebtedness, unless such direct owner becomes a guarantor under the Facility and delivers to the Administrative Agent (w) a guaranty, in a form reasonably acceptable to the Administrative Agent, guaranteeing Obligations of the Borrowers hereunder, (x) customary opinion of counsel to such Person, in a form reasonably acceptable to the Administrative Agent, (y) copies of formation documents of such Person and (z) resolutions authorizing such Person’s execution, delivery and performance of such guaranty.

“Unsecured Indebtedness” means the outstanding principal amount of Total Indebtedness that is not secured by a Lien on any property, Equity Interests or other assets.

“Unsecured Interest Expense” means, for any period, the amount of Consolidated Interest Expense during such period on all Unsecured Indebtedness.  Unsecured Interest Expense, for any period, shall be equal to the greater of (i) the actual Consolidated Interest Expense on all Unsecured Indebtedness during such period and (ii) the Consolidated Interest Expense that would be payable on all Unsecured Indebtedness during such period using an assumed interest rate of 5.0% per annum.

“U.S. LC Exposure” means, at any date of determination, the sum of (a) the aggregate undrawn of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate of all LC Disbursements under U.S. Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Revolving Percentage of the total U.S. LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.06(k).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such

Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“U.S. Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s U.S. Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s U.S. Revolving Commitment is set forth on Schedule 2.01, in the Additional Credit Extension Amendment, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its U.S. Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ U.S. Revolving Commitments is $750,000,000.

“U.S. Letter of Credit” means a Letter of Credit issued in dollars under the U.S. Revolving Tranche pursuant to Section 2.06.

“U.S. Revolving Credit Exposure” means, with respect to any U.S. Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s U.S. Revolving Loans, U.S. LC Exposure and Swingline Exposure at such time.

“U.S. Revolving Lender” means a Lender with a U.S. Revolving Commitment or U.S. Revolving Credit Exposure.

“U.S. Revolving Loan” means a Loan made pursuant to Section 2.01(a)(i) and Section 2.03.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of which all of the outstanding voting Equity Interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or, in the case of a Revolving Loan, by Revolving Tranche (e.g., a “U.S. Revolving Loan”) or by Class, Type and Tranche (e.g., a “Eurodollar U.S. Revolving Loan”, “U.S. Revolving Tranche”, “A-1 Term Loan Tranche” or “A-2 Term Loan Tranche”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving

Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or, in the case of a Revolving Loan, by Revolving Tranche (e.g., a “U.S. Revolving Loan”) or by Class, Type and Tranche (e.g., a “Eurodollar U.S. Revolving Borrowing”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company, the Borrowers or any Subsidiary at “fair value”, as defined therein.

SECTION 1.05.  Exchange Rates; Currency Equivalents.  (a) The Administrative Agent will determine the Dollar Amount of:

(i)            each Eurodollar Borrowing on the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurodollar Borrowing,

(ii)           the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(iii)          all outstanding Borrowings, Letters of Credit or LC Disbursements on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i), (ii) and (iii) is herein described as a “Computation Date” with respect to each Borrowing, Letter of Credit or LC Disbursement for which a Dollar Amount is determined on or as of such day

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrowers’ consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

ARTICLE II
THE CREDITS

SECTION 2.01.  Commitments.  (a)(i)  Subject to the terms and conditions set forth herein, each U.S. Revolving Lender severally agrees to make U.S. Revolving Loans to the Borrowers from time to time in dollars during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s U.S. Revolving Credit Exposure exceeding such Lender’s U.S. Revolving Commitment or (b) the sum of the total U.S. Revolving Credit Exposures exceeding the total U.S. Revolving Commitments.

(ii)           Subject to the terms and conditions set forth herein, each Multicurrency Revolving Lender severally agrees to make Multicurrency Revolving Loans to the Borrowers from time to time in an Agreed Currency during the Availability Period in an aggregate principal amount that will not result in (a) the Dollar Amount of such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Revolving Commitment, (b) the sum of the Dollar Amount of the total Multicurrency Revolving Credit Exposures exceeding the total Multicurrency Revolving Commitments and (c) the total Foreign Currency Exposure exceeding the Foreign Currency Sublimit.

(iii)          Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b)           Subject to the terms and conditions set forth herein, each A-1 Term Loan Lender severally agrees to make an A-1 Term Loan (other than New Term Loans) to the Borrowers in dollars in a single Borrowing on the Effective Date in the principal amount requested by the Borrowers in accordance with Section 2.03 (not to exceed such Lender’s A-1 Term Loan Commitment).  The A-1 Term Loan Commitments of the Lenders to make A-1 Term Loans (other than the New Term Loan Commitments, which shall be governed by Section 2.04) shall expire on the earlier of (a) the date specified in Section 4.01 in the event that the conditions set forth in Section 4.01 are not satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. New York City time on such date, or (b) the date of the Borrowings of A-1 Term Loans (the “A-1 Term Loan Commitment Expiry Date”). Any portion of the A-1 Term Loans that is repaid may not be reborrowed.

(c)           Subject to the terms and conditions set forth herein, each A-2 Term Loan Lender severally agrees to make an A-2 Term Loan (other than New Term Loans) to the Borrowers in dollars in a single Borrowing on the Effective Date in the principal amount requested by the Borrowers in accordance with Section 2.03 (not to exceed such Lender’s A-2 Term Loan Commitment).  The A-2 Term Loan Commitments of the Lenders to make A-2 Term Loans (other than the New Term Loan Commitments, which shall be governed by Section 2.04) shall expire on the earlier of (a) the date specified in Section 4.01 in the event that the conditions set forth in Section 4.01 are not satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. New York City time on such date, or (b) the date of the Borrowings of A-2 Term Loans (the “A-2 Term Loan Commitment Expiry Date”). Any portion of the A-2 Term Loans that is repaid may not be reborrowed.

SECTION 2.02.  Loans and Borrowings.  (a)  Each Revolving Loan of a Revolving Tranche shall be made as part of a Borrowing consisting of Revolving Loans of such Revolving Tranche made by the Lenders with a Revolving Commitment under such Revolving Tranche ratably in accordance with their respective Revolving Commitments of such Revolving Tranche.  Each Term Loan of a Term Loan Tranche shall be made as part of a Borrowing consisting of Term Loans of such Term Loan Tranche made by the Term Loan Lenders with a Term Loan Commitment under such Term Loan Tranche ratably in accordance with their respective Term Loan Commitments of such Term Loan Tranche.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.14, each Borrowing of any Class shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith; provided that each ABR Loan shall only be made in dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000 (or, in the case of a Foreign Currency, the smallest amount of such Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Amount in excess of $1,000,000 on the date of the initial Borrowing thereof). At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the Borrowers shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Local Time, three Business Days (in the case of a Eurodollar Borrowing denominated in dollars) or four Business Days (in the case of a Eurodollar Borrowing denominated in a Foreign Currency), before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, and any notice of a Swingline Loan Borrowing shall be made in accordance with Section 2.05(b). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request and signed by an Authorized Officer of each Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing (and Revolving Tranche therein), and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing (and Term Loan Tranche therein);

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)          in the case of a Eurodollar Borrowing, the Agreed Currency and the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and account number to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Incremental Facilities.  On one or more occasions at any time after the Effective Date, the Borrowers may by written notice to the Administrative Agent elect to request (A) an increase to the existing Revolving Commitments of a Revolving Tranche (any such increase, the “New Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”, together with the New Revolving Commitments, the “Incremental Commitments”), by up to an aggregate amount not to exceed $600,000,000 for all Incremental Commitments. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrowers propose that such Incremental Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrowers, to arrange a syndicate of Lenders or other Persons that are Eligible Assignees willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $20,000,000 (or in the case of a Foreign Currency, the smallest amount of such Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Amount in excess of $20,000,000), (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment; provided that the Lenders will first be afforded the opportunity to provide the Incremental Commitments on a pro rata basis, and if any Lender so approached fails to respond, such Lender shall be deemed to have declined to provide such Incremental Commitments, and (z) any Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender”, as applicable) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Borrowers and the Administrative Agent (such approval not to be unreasonably withheld or delayed), and, in the case of a New Revolving Commitment, the Issuing Banks and the Swingline Lenders (each of which approvals shall not be unreasonably withheld), unless such New Revolving Loan Lender or New Term Loan Lender is an existing Lender.

The terms and provisions of any New Revolving Commitments shall be identical to the existing Revolving Commitments of the applicable Revolving Tranche.  The terms and provisions of any New Term Loan Commitments and any New Term Loans, (a) if New Term Loan Commitments to add to the then existing A-1 Term Commitments and make additional A-1 Term Loans, shall be identical as existing A-1 Term Loans, (b) if New Term Loan Commitments to add to the then existing A-2 Term Commitment and make additional A-2 Term Loans, shall be identical as existing A-2 Term Loans, and (c) if New Term Loan Commitments to add a new tranche of Term Loans,  shall (i) provide that the maturity date of any such new New Term Loan shall be no earlier than the latest Maturity Date, (ii) not have any scheduled amortization payments, (iii) provide for Applicable Rate for such New Term Loans to be as determined by the Borrowers and the New Term Loan Lenders in respect of such New Term Loans, (iv) share ratably in any prepayments of the existing Term Facility, unless the Borrowers and the New Term Loan Lenders in respect of such New Term Loans elect lesser payments, and (v) otherwise be identical to the existing Term Loans or reasonably acceptable to the Administrative Agent.

The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and, in the case of a New Term Loan Commitment, the borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01, the Borrowers would have been in compliance with the financial covenants set forth in Section 6.11; (y) the representations and warranties made or deemed made by the Borrowers in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) (on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrowers to authorize such Incremental Commitments and (B) all corporate, partnership, member, or other necessary action taken by the Guarantor authorizing the guaranty of such Incremental Commitments; and (ii) a customary opinion of counsel to the Borrowers and the Guarantor (which may be in substantially the same form as delivered on the Effective Date and may be delivered by internal counsel of the Borrowers), and addressed to the Administrative Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the Borrowers, payable to any new Lender, and replacement notes executed by the Borrowers, payable to any existing Lenders.

On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving

Lenders of the applicable Revolving Tranche shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Lenders shall purchase from each of the  Revolving Lenders of such Revolving Tranche, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans of such Revolving Tranche outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by such existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments of such Revolving Tranche after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments of such Revolving Tranche, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment of such Revolving Tranche and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan of such Revolving Tranche and (c) each New Revolving Loan Lender shall become a Lender with respect to its New Revolving Commitment and all matters relating thereto.

On any Increased Amount Date on which any New Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Loan to the Borrowers (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment and the New Term Loans made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrowers’ notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Loan Lenders or the New Term Loan Commitments and the New Term Loan Lenders, as applicable, and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The upfront fees payable to the New Revolving Loan Lenders and/or New Term Loan Lenders shall be determined by the Borrowers and the applicable New Revolving Loan Lenders and/or New Term Loan Lenders.

The Incremental Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrowers, the New Revolving Loan Lender or New Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as are consistent with this Section 2.04 and may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.04.

SECTION 2.05.  Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $85,000,000 or (ii) the sum of the total U.S. Revolving Credit Exposures exceeding the total U.S. Revolving Commitments; provided that (x) the Swingline Lenders shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (y) the aggregate outstanding principal amount of Swingline Loans owing to a Swingline Lender shall not exceed the lesser of (A) $17,000,000 and (B) such Swingline Lender’s U.S. Revolving Commitment less such Swingline Lender’s U.S. Revolving Credit Exposure. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Loan, the Borrowers shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrowers. Such Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the general deposit account of a Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)           Each Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which U.S. Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each U.S. Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each U.S. Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Revolving Percentage of such Swingline Loan or Loans.  Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the U.S. Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to U.S Revolving Loans made by such U.S. Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the U.S. Revolving Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by such Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the U.S. Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

SECTION 2.06.  Letters of Credit.  (a)  General.  Subject to the terms and conditions set forth herein, the Borrowers may request, as the applicant thereof, the issuance of Letters of Credit denominated in an Agreed Currency for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period.  The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued under this Agreement on the Effective Date for all purposes of the Loan Documents.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Banks shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (A) the proceeds of which would be made to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory, that at the time of such funding is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement, or (B) if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Bank from issuing the Letter of Credit, or any law applicable to the applicable Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Bank shall prohibit, or request that the applicable Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the applicable Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the applicable Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the applicable Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the applicable Issuing Bank in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the applicable Issuing Bank applicable to letters of credit generally.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrowers shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is a U.S. Letter of Credit or a Multicurrency Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; provided that, unless such Issuing Bank shall otherwise consent thereto, no Issuing Bank shall be obligated to issue Letters of Credit hereunder in an aggregate amount greater than $17,000,000. If requested by the applicable Issuing Bank, the Borrowers also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Amount of the LC Exposure shall not exceed $85,000,000, (ii) the total U.S. Revolving Credit Exposures shall not exceed the total U.S. Revolving Commitments, (iii) the Dollar Amount of the total Multicurrency Revolving Credit Exposures shall not exceed the total Multicurrency Revolving Commitments and (iv) the total Foreign Currency Exposure shall not exceed the Foreign Currency Sublimit.

(c)           Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above) so long as such Letter of Credit permits the  applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an automatic renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) above; provided, however, that such Issuing Bank shall not permit any such extension if  it has received written notice on or before the day that is seven (7) Business Days before the Non- Extension Notice Date from any Lender or the Administrative Agent that a Default or Event of Default has occurred and is continuing directing such Issuing Bank not to permit such extension. Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of the applicable Issuing Bank, expire after the fifth Business Day prior to the Revolving Maturity Date but no later than on or before the date that is ninety (90) days after the Revolving Maturity Date; provided that the Borrowers hereby agree that they shall provide cash collateral in an amount satisfactory to the applicable Issuing Bank in respect of any such outstanding Letter of Credit to such Issuing Bank at least five (5) Business Days prior to the Revolving Maturity Date, which such amount shall be (A) deposited by the Borrowers in an account (i) with and in the name of the Administrative Agent held for the benefit of such Issuing Bank or (ii) with such Issuing Bank and in the name of and controlled by the Borrowers and (B) held by the Administrative Agent or such Issuing Bank, as applicable, for the satisfaction of the Borrowers’ reimbursement obligations in respect of such Letter of Credit until the expiration of such Letter of Credit. Any Letter of Credit issued with an expiration date beyond the fifth Business Day prior to the Revolving Maturity Date shall, to the extent of any undrawn amount remaining thereunder on the fifth Business Day prior to the Revolving Maturity Date, cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Revolving Lenders’ obligations to participate in Letters of Credit pursuant to clause (d) below.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of such Issuing Bank or the Lenders, each Issuing Bank hereby grants to each U.S. Revolving Lender (in the case of the U.S. Letter of Credit) and each Multicurrency Revolving Lender (in the case of a Multicurrency Letter of Credit), and each such Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the applicable Revolving Tranche of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Lender (in the case of the U.S. Letter of Credit) and each Multicurrency Revolving Lender (in the case of a Multicurrency Letter of Credit) hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s applicable Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent such LC Disbursement in the Agreed Currency which was paid by the applicable Issuing Bank pursuant to such LC Disbursement, unless such Issuing Bank (at its option) shall have specified in a notice of such LC Disbursement that it will require reimbursement in dollars, not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Borrowers receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement is to be reimbursed in dollars, an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement or (ii) to the extent such LC Disbursement is to be reimbursed in a Foreign Currency, a Multicurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Swingline Loan or Multicurrency Revolving Borrowing (and, in the case of clause (ii), so long as no Default or Event of Default shall have occurred and be continuing, the obligation to reimburse such LC Disbursement shall be extended to the date five Business Days after the date that such LC Disbursement is made).  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable Revolving Tranche of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Revolving Loans of the applicable Revolving Tranche made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of such Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, a Swingline Loan or a Multicurrency Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.  If the Borrowers’ reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in dollars, the Borrowers shall, at their option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in dollars, in the Dollar Amount of such LC Disbursement, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f)                                   Obligations Absolute.  The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurodollar Revolving Loans); provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any

Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)                                     Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Facility Lenders under the Revolving Facility (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency shall be deposited in the applicable Foreign Currencies in the actual amount of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (h) or (i) of Article VII. For the purpose of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrowers.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement, with any remaining balance returned to the Borrowers. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (including all interest or profits, if any, on the investment thereof) (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

(k)                                 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(l)                                     Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

SECTION 2.07.  Funding of Borrowings.   (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of Loans denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds (x) to an account of a Borrower maintained with the Administrative Agent in New York City or such other account as is designated by the Borrowers in the applicable Borrowing Request, in the case of Loans denominated in dollars and (y) to an account of a Borrower in the relevant jurisdiction and designated by the Borrowers in the applicable Borrowing Request, in the case of Loan denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including, without limitation, the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing.

SECTION 2.08.  Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.  Eurodollar Borrowings of one Revolving Tranche may not be converted to a Eurodollar Borrowing of another Revolving Tranche.

(b)                                 To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election (i) in the case of a Borrowing denominated in dollars, by telephone and (ii) in the case of a Borrowing denominated in a Foreign Currency, by irrevocable written notice by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of each Borrower, in each case, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of each Borrower.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to the next sentence, at the end of such Interest Period such Borrowing shall be continued as an Eurodollar Borrowing with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Facility Lenders under the applicable Facility, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under such Facility may be converted to or continued as a Eurodollar Borrowing, (ii) unless repaid, each Eurodollar Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurodollar Borrowing denominated in a Foreign Currency shall be continued as a Eurodollar Borrowing with an Interest Period of one month.

SECTION 2.09.  Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date, (b) the A-1 Term Loan Commitments shall terminate on the A-1 Term Loan Commitment Expiry Date as provided in Section 2.01(b), and (c) the A-2 Term Loan Commitments shall terminate on the A-2 Term Loan Commitment Expiry Date as provided in Section 2.01(c).

(b)                                 The Borrowers may at any time terminate, or from time to time reduce, the Commitments under a particular Facility; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the U.S. Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the

U.S. Revolving Credit Exposures would exceed the total U.S. Revolving Commitments and (iii) the Borrowers shall not terminate or reduce the Multicurrency Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Multicurrency Revolving Credit Exposures would exceed the total Multicurrency Revolving Commitments.

(c)                                  The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under a particular Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

SECTION 2.10.  Repayment of Loans; Evidence of Debt.  (a)  The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each A-1 Term Loan Lender, the then unpaid principal amount of each A-1 Term Loan on the A-1 Term Loan Maturity Date, (iii) to the Administrative Agent for the account of each A-2 Term Loan Lender, the then unpaid principal amount of each A-2 Term Loan on the A-2 Term Loan Maturity Date and (iv) to each Swingline Lender the then unpaid principal amount of each applicable Swingline Loan on the earlier of the Revolving Maturity Date and five (5) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency, Type and, if applicable, Revolving Tranche or Term Loan Tranche thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations of the Borrowers.

(e)                                  Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the forms of Exhibit D-1, Exhibit D-2, Exhibit D-3, Exhibit D-4 or Exhibit D-5 hereto, as applicable. In such event, the Borrowers shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04), unless such assignee elects not to receive a Note be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.  Prepayment of Loans.  (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section.

(b)                                 If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal amount of the U.S. Revolving Credit Exposures exceeds the aggregate U.S. Revolving Commitments, (B) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Revolving Credit Exposures (calculated, with respect to a Borrowing, the issuance of a Letter of Credit or an LC Disbursement denominated in Foreign Currencies, as of the most recent Computation Date with respect thereto) exceeds the aggregate Multicurrency Revolving Commitment or (C) the sum of the aggregate principal Dollar Amount of all of the outstanding Multicurrency Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”), as of the most recent Computation Date with respect to each such Borrowing, issuance of a Letter of Credit and LC Disbursement, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Borrowing, issuance of a Letter of Credit and LC Disbursement, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case within three (3) Business Days following the written demand of the Administrative Agent therefor at the Borrowers’ option repay Borrowings or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (w) the sum of the aggregate principal amount of the U.S. Revolving Credit Exposures  to be less than or equal to the aggregate U.S. Revolving Commitments, (x) the sum of the aggregate principal Dollar Amount of all of the Multicurrency Revolving Credit Exposures (calculated, with respect to each such Borrowing, issuance of a Letter of Credit and LC Disbursement denominated in Foreign Currencies, as of the most recent Computation Date with respect thereto) to be less than or equal to the aggregate Multicurrency Revolving Commitment, and (y)  the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

(c)                                  The Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and all amounts, if any, payable pursuant to Section 2.16. Any portion of the Term Loan that is prepaid may not be reborrowed.

SECTION 2.12.  Fees.  (a)  The Borrowers agree to pay to the Administrative Agent, for the account of each Revolving Lender, a facility fee, which shall accrue at the Facility Fee Rate (as set forth in the definition of “Applicable Rate”) on the daily Dollar Amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to each Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit shall be paid in dollars.

(c)           The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability

Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the Federal Funds Effective Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Facility Lenders under a particular Facility that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing under such Facility for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing under such Facility to, or continuation of any Borrowing under such Facility as, a Eurodollar Borrowing shall be ineffective and, unless repaid, (A) in the case of a Eurodollar Borrowing denominated in dollars, such Borrowing shall be made as an ABR Borrowing and (B) in the case of a Eurodollar Borrowing denominated in a Foreign Currency, such Eurodollar Borrowing shall bear interest at a rate established by the Administrative Agent in consultation with the Company or be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing in dollars, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Eurodollar Borrowing denominated in a Foreign Currency, such Borrowing Request shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Class of Borrowings, then the other Class of Borrowings shall be permitted.

SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement to the extent reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)           impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the Borrowers will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such

Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert into, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of (x) the operation of Section 2.04 or (y) a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17.  Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by the Borrowers.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)           Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Borrowers.  The Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund of any Taxes for or on behalf of, the indemnifying party or any other Person.

(h)           Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)            Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(j)            FATCA Acknowledgement. For purposes of determining withholding Taxes imposed under FATCA, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) except as otherwise provided for herein, in the same currency in which the Borrowing, Letter of Credit or LC Disbursement was made and (ii) to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, or, in the case of a Borrowing, Letter of Credit or LC Disbursement denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders.  Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.  Notwithstanding the foregoing provisions of this Section, if, after the making or issuance of any Borrowing, Letter of Credit or LC Disbursement in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such Borrowing, Letter of Credit or LC Disbursement was made (the “Original

Currency”) no longer exists or the Borrowers are not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall instead be made when due in dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers’ rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the

Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c) [funding swingline participations], Section 2.06(d) [funding letter of credit participations], Section 2.06(e) [funding ABR loan to reimburse letter of credit disbursement], Section 2.07(b) [agent loan pre-funding], Section 2.18(d) [agent pre-funding of borrower repayments] or Section 9.03(c) [lender indemnity], then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If (w) any Lender requests compensation under Section 2.15, or (x) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20.  Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           facility fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)           the Commitments, Term Loan Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)           if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages but only to the extent that (x) the sum of all such non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving

Commitments and (y) the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied at such time;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)          if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees payable pursuant to Section 2.12(b) that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)           so long as such Revolving Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the applicable Swingline Lender or the applicable Issuing Bank, as the case may be, is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non- Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) a Swingline Lender or an Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, the Swingline Lenders and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

SECTION 2.21.  Extension of Maturity Date.

(a)           The Borrowers shall have two options (which shall be binding on the Revolving Lenders), exercisable by written notice to the Administrative Agent (which shall promptly notify each of the Lenders) given no more than ninety (90) days nor less than thirty (30) days prior to the then Revolving Maturity Date, to extend the Revolving Maturity Date for a period of six (6) months.  Upon delivery of such notice, the Revolving Maturity Date shall be extended for six (6) months so long as the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing as of the date of such notice and as of the effective date of such extension; (ii) the representations and warranties made or deemed made by the Borrowers in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the effective date of such extension except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (iii) the Borrowers shall have paid an extension fee equal to 0.075% of the aggregate outstanding amount of the Revolving Commitments (to the Administrative Agent for the ratable benefit of the Revolving Lenders).

(b)           The Borrowers shall have one option (which shall be binding on the A-1 Term Loan Lenders), exercisable by written notice to the Administrative Agent (which shall promptly notify each of the Lenders) given no more than ninety (90) days nor less than thirty (30) days prior to the then A-1 Term Loan Maturity Date, to extend the A-1 Term Loan Maturity Date for a period of one (1) year.  Upon delivery of such notice, the A-1 Term Loan Maturity Date shall be extended for one (1) year so long as the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing as of the date of such notice and as of the effective date of such extension; (ii) the representations and warranties made or deemed made by the Borrowers in any Loan Document shall be true and correct in all material respects

(other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the effective date of such extension except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (iii) the Borrowers shall have paid an extension fee equal to 0.10% of the aggregate outstanding amount under the A-1 Term Facility (to the Administrative Agent for the ratable benefit of the A-1 Term Loan Lenders).

SECTION 2.22.  Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Issuing Bank, any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Issuing Bank, such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Issuing Bank, such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Issuing Bank, such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Issuing Bank, such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Issuing Bank, any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Issuing Bank, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each of the Company and Borrowers represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)  The Company has heretofore furnished to the Lenders (x) the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Company and its Subsidiaries (i) as of and for the fiscal year ended December 31, 2014, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2015, certified by its chief financial officer, and (y) the consolidated balance sheet and statements of income, stockholders equity and cash flows of Gramercy and its Subsidiaries (i) as of and for the fiscal year ended December 31, 2014, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2015, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries or Gramercy and its consolidated Subsidiaries, as applicable, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (x)(ii) and clause (y)(ii) above. The Company has heretofore furnished to the Lenders the unaudited pro forma condensed consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2015 (including the notes thereto) and the unaudited pro forma condensed consolidated statements of operations for the six-month period then ended and the year ended December 31, 2014 (including the notes thereto). Such unaudited pro forma condensed financial statements present a good faith estimate of the pro forma consolidated financial position of the Company and its Subsidiaries as of such date, in each case after giving effect to the consummation of the Merger and the payment of fees and expenses related to the Merger.

(b)           Since December 31, 2014, no event, development or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05.  Properties.  (a)  Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances, Liens permitted by Section 6.02, or minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.  Each of the Real Estate Assets included as Unencumbered Properties for purposes of this Agreement satisfies the requirements for an Unencumbered Property set forth in the definition thereof. As of the Effective Date, Schedule 3.05 sets forth a list of each Unencumbered Property and whether such Unencumbered Property is subject to an Eligible Ground Lease.

(b)           Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.  As of the date of this Agreement, the Company and its Subsidiaries have no material Contingent Obligations that are not disclosed in the financial statements referred to in Section 3.04 or listed as a Disclosed Matter.

(b)           Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability.

(c)           Since the date of this Agreement to the knowledge of the Company, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.  Compliance with Laws and Agreements.  Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 3.08.  Investment Company Status.  None of the Company or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.  Taxes.  Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  ERISA.  None of the Company or any of its Subsidiaries or any of their respective ERISA Affiliates (i) maintains, contributes to or has any obligation with respect to, or during the preceding five plan years has maintained, contributed to or had any obligation with respect to, any Plan or (ii) has any liability to the PBGC, the Internal Revenue Service or any trust established under Title IV of ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Disclosure.  Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information and forward looking statements, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections as to future events and forward looking statements are not viewed as facts and that the actual results may vary from such projections or forward looking statements and such variances may be material.

SECTION 3.12.  Anti-Corruption Laws and Sanctions.  The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transaction will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.13.  Federal Reserve Board Regulations.  None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

SECTION 3.14.  Subsidiaries.  As of the Effective Date, (a) Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary (other than Excluded Subsidiaries) and material Investment Affiliate of the Company and (b) except as disclosed on Schedule 3.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned by the Company or any Subsidiary in any Subsidiary or Investment Affiliate.

SECTION 3.15.  Solvency.  The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

SECTION 3.16.  REIT Status.  The Company (i) is a REIT, (ii) has not revoked its election to be a REIT, (iii) has not engaged in any “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) of the Code (or any successor provision thereto), and (iv) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857(a) of the Code.

SECTION 3.17.  Insurance.  The Company and its Subsidiaries maintain (either directly or indirectly by causing its tenants to maintain) insurance on their material real estate assets with financially sound and reputable insurance companies (or through self insurance provisions), in such amounts, with such deductibles and covering such properties and risks as is prudent in the reasonable business judgment of the Company.

ARTICLE IV
CONDITIONS

SECTION 4.01.  Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.

(b)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Morgan, Lewis & Bockius LLP, counsel for the Borrowers and the other Loan Parties in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Borrowers, the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(c)           The Administrative Agent shall have received the following items from the Borrowers:

(i)            Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;

(ii)           Copies of the formation documents of each Loan Party certified by an officer of such Loan Party, together with all amendments thereto;

(iii)          Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the Borrowers, in the case of the Borrowers), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrowers;

(iv)          Copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Transactions, with respect to the Borrowers, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the other Loan Parties;

(v)           The most recent annual audited and quarterly unaudited financial statements of the Company and its Subsidiaries;

(vi)          UCC financing statement, judgment, and tax lien searches with respect to each Loan Party from its state of organization;

(vii)         If a Borrowing is to be made on the Effective Date, written money transfer instructions in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and signed by an officer of each Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(viii)        Compliance certificate substantially in the form of Exhibit E, executed by a Financial Officer of each Borrower, demonstrating compliance with the financial covenants set forth in Section 6.11 on a pro-forma basis as of the Effective Date based on the condensed consolidated financial statements for the fiscal quarter ended September 30, 2015 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom) and the Merger;

(ix)          A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02;

(x)           A satisfactory payoff letter or other satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, GPT Property Trust LP shall have repaid and terminated the Revolving Credit and Term Agreement, dated as of June 9, 2014, among GPT Property Trust LP, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent;

(xi)          A satisfactory payoff letter or other satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, CSP Operating Partnership, LP shall have repaid and terminated the Amended, Restated and Consolidated Credit Agreement, dated as of September 26, 2013, among CSP Operating Partnership, LP, the Company, financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Royal Bank of Canada, as syndication agent, and Bank of America, N.A., Bank of Montreal, Citibank, N.A., JPMorgan Chase Bank, N.A., Regions Bank and Union Bank, N.A., as documentation agents, as amended, amended and restated, restated, supplemented, modified or otherwise in effect prior to the date hereof;

(xii)         A satisfactory payoff letter or other satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, CSP Operating Partnership, LP shall have repaid and terminated the Term Loan Agreement, dated as September 12, 2013, by and among CSP Operating Partnership, LP, the Company, financial institutions party thereto as lenders, and Capital One, National Association, as lead arranger, sole bookrunner and administrative agent, as amended, amended and restated, restated, supplemented, modified or otherwise in effect prior to the date hereof;

(xiii)        A satisfactory payoff letter or other satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, CSP

Operating Partnership, LP shall have repaid and terminated the Term Loan Agreement, dated as March 6, 2013, by and among CSP Operating Partnership, LP , the Company, financial institutions party thereto as lenders, TD Bank, N.A., as administrative agent, and TD Securities (USA), LLC, as sole lead arranger and sole bookrunner, as amended, amended and restated, restated, supplemented, modified or otherwise in effect prior to the date hereof;

(xiv)        Satisfactory evidence that, simultaneously with the initial funding of Loans on the Effective Date, the Merger shall have been consummated in accordance with the terms and conditions of the applicable Merger Documents therefor and all applicable law; and

(xv)         True and correct copies of all Merger Documents (with those Merger Documents which were executed on or before the Effective Date (together with the exhibits and schedules thereto to the extent finalized on or prior to such date) to be in the form so executed (and finalized)), in each case certified as such by an Authorized Officer of each Borrower.

(d)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced on or before the date hereof, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(e)           The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties and their Subsidiaries as shall have been reasonably requested by the Administrative Agent or such Lender that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(f)            (x) All Merger Documents and all terms and conditions thereof (including, without limitation, any changes to the Merger Documents which were executed on or before the Effective Date or waivers of the terms thereof) shall be in form and substance reasonably satisfactory to the Administrative Agent and (y) all such documents shall be in full force and effect; provided, however, notwithstanding anything to the contrary, the Merger Agreement in effect on July 1, 2015 (together with any amendments entered into in connection therewith prior to the date hereof) is in form and substance reasonably satisfactory to the Administrative Agent.  All conditions precedent to the consummation of the Merger, as set forth in the Merger Documents therefor, shall have been satisfied, and not waived unless such waiver is not materially adverse to the Lenders.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated or been cancelled, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowers covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements; Ratings Change and Other Information.  The Company will furnish to the Administrative Agent and each Lender, including their Public-Siders:

(a)           within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           Subject to Section 9.14, the Company further agrees to clearly label the financial statements described in clauses (a) and (b) with a notice stating: “Confidential Financial Statements to be Provided to All Lenders, Including Public-Siders” before delivering them to the Administrative Agent.

(d)           concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate in the form attached hereto as Exhibit E signed by a Financial Officer of each Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11, together with any updates to Schedules CDOS, EGL, ES and 3.05 and financial reporting to support the financial covenant calculations and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e)           concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(f)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; provided that any statements, reports, notices, press releases or other information referred to in this Section 5.01(f) that are either (x) filed with any securities exchange or with the SEC or any governmental or private regulatory authority and publicly available or (y) available to the public on the Company’s web site shall be deemed delivered to the Administrative Agent hereunder.

(g)           promptly after Moody’s, S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Company or the Index Debt, as applicable, written notice of such rating change;

(h)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and

(i)            within ten (10) Business Days after the Effective Date, the unaudited pro forma condensed consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2015 (including the notes thereto) and the unaudited pro forma condensed consolidated statements of operations for the nine-month period then ended and the year ended December 31, 2014 (including the notes thereto), all certified by a Financial Officer of the Company as presenting a good faith estimate of the pro forma consolidated financial position of the Company and its Subsidiaries as of such date, in each case after giving effect to the consummation of the Merger and the payment of fees and expenses related to the Merger.

SECTION 5.02.  Notices of Material Events.  The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of each Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Existence; Conduct of Business; REIT Status.  The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises except in cases (other than the maintenance of the legal existence of any Loan Party) where failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Company will maintain its REIT status under the Code. The Company will own substantially all of its properties and assets and conduct substantially all of its business activities through the Borrowers and their Subsidiaries.

SECTION 5.04.  Payment of Obligations.  The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties; Insurance.  The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear  excepted, and (b) maintain (either directly or indirectly by causing its tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.  Books and Records; Inspection Rights.  The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.07.  Compliance with Laws.  The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08.  Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only for, and the Letters of Credit will be issued only to support, property acquisitions, repayment of other Indebtedness, capital expenditures and other general corporate purposes of the Borrowers and their Subsidiaries (other than CDO Subsidiaries) in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers and the Company shall not use, and shall procure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09.  Accuracy Of Information.  Each Loan Party will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, and the furnishing of such information shall be deemed to be representation and warranty by such Loan Party on the date thereof as to the matters specified in this Section 5.09.

SECTION 5.10.  Notices of Asset Sales, Encumbrances or Dispositions.  Concurrently with any delivery of financial statements under clause (a) or (b) of Section 5.01, the Borrowers shall deliver to the Administrative Agent and the Lenders written notice of a sale, encumbrance with a Lien to secure Indebtedness or other transfer of (x) any Unencumbered Property or (y) any other Real Estate Asset, in each case for consideration in excess of $50,000,000 and which is permitted by this Agreement. In addition, simultaneously with delivery of any such notice, the Borrowers shall deliver to the Administrative Agent (A) a certificate of an Authorized Officer of each Borrower certifying that no Default or Event of Default (including any non-compliance with the financial covenants contained herein) has occurred and is continuing or would occur on a pro forma basis after giving effect to the sale, encumbrance or other transfer, which certificate shall include calculations in reasonable detail demonstrating compliance with the financial covenants on a pro-forma basis, including as to the calculation of Unencumbered Asset Value and (B) an updated schedule of all Unencumbered Properties.

To the extent such transaction would result in a Default or an Event of Default, the Borrowers shall deliver to the Administrative Agent and the Lenders written notice thereof not less than two (2) Business Days prior thereto and apply the proceeds of such transaction (together with such additional amounts as may be required) to prepay the Obligations in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that no Default or Event of Default would exist.

SECTION 5.11.  Additional Unencumbered Properties.  (a) Upon the addition of any new Real Estate Asset as an Unencumbered Property after the Effective Date, within the time period required by Section 5.11(c) below, the Company shall deliver to the Administrative Agent (a) a certificate of an Authorized Officer of the Company certifying that such Real Estate Asset satisfies the eligibility criteria set forth in the definition of “Unencumbered Property”, and certifying as to compliance with the financial covenants on a pro-forma basis after giving effect to the addition of such Real Estate Asset as an Unencumbered Property, which certificate shall include calculations in reasonable detail demonstrating such compliance, including as to the calculation of Unencumbered Asset Value, and (b) updated Schedule 3.05 of all Unencumbered Properties. From and after the date of delivery of such certificate and schedule and so long as such Real Estate Asset continues to satisfy the eligibility criteria set forth in the definition of “Unencumbered Property”, such Real Estate Asset shall be treated as a Unencumbered Property hereunder.

(b)           Upon the inclusion of any new Mortgage Note in the computation of Unencumbered Asset Value, within the time period required by Section 5.11(c) below, the Company shall deliver to the Administrative Agent an updated schedule of all Mortgage Notes included in the computation of Unencumbered Asset Value.

(c)           For each such Unencumbered Property or Mortgage Note created, acquired or added, the Company shall deliver the items described in and required by clauses (a) and (b) above concurrently with (or, at the discretion of the Company, prior to) the first delivery of financial statements under such clauses (a) or (b) of Section 5.01 following creation, acquisition or addition. Thereafter, the Company will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the Transactions.

SECTION 5.12.  Releases of the Guaranty.  (a) At such time as the Loans and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Guarantor shall be released from its obligations under the Guaranty (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person and the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.02) to take any action requested by the Borrowers having the effect of releasing any guarantee obligations under the Guaranty.

ARTICLE VI
NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and all Letters of Credit shall have expired or terminated or been cancelled, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the each of the Company and the Borrowers covenants and agrees with the Lenders that:

SECTION 6.01.  Indebtedness.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, other than the following:

(a)           Indebtedness arising under or incurred in connection with the Capital One Agreement;

(b)           Indebtedness arising under or incurred in connection with the Note Purchase Agreement;

(c)           any refinancings, modifications, renewals and extensions of any Indebtedness described in clause (a) or (b) above; provided that (i) the principal amount of such Indebtedness shall not be increased from that amount outstanding at the time of such refinancing, modification, renewal or extension; (ii) the maturity of such Indebtedness shall not be shortened;

and (iii) the terms relating to collateral (if any) and subordination (if any) of any such refinancing, modification, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Company and its Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Indebtedness being so refinanced, modified, renewed or extended; and

(d)           any other Indebtedness that will not cause a breach of the financial covenants set forth in Section 6.11 or otherwise cause a Default or Event of Default.

SECTION 6.02.  Liens.  The Company will not, and will not permit any its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)           Permitted Encumbrances;

(b)           Liens securing Secured Indebtedness, the incurrence of which will not cause a breach of the financial covenants set forth in Section 6.11; and

(c)           other Liens on a property which is not an Unencumbered Property, so long as such Liens would not have a Material Adverse Effect or constitute or result in a Default or an Event of Default under this Agreement.

Notwithstanding the foregoing provisions of this Section 6.02, the failure of any Unencumbered Property to comply with the requirements set forth in the definition of “Unencumbered Property” shall result in such Unencumbered Property’s no longer qualifying as Unencumbered Property under this Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such non-qualification otherwise constitutes or results in a Default or Event of Default.

SECTION 6.03.  Fundamental Changes; Changes in Business; Asset Sales.  (a)  The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, (including all or substantially all of the Equity Interests in any of its Subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, (1) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into or consolidate with the Company or a Borrower in a transaction in which the Company or a Borrower is the surviving entity, (ii) any Person may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the another Subsidiary and (iv) any Subsidiary may liquidate or dissolve or merge into or consolidate with, or sell, transfer, lease or otherwise dispose of its assets to another Person if (x) the Company determines in good faith that such liquidation, dissolution, merger, consolidation or disposition is in the best interests of the Company and is not materially disadvantageous to the Lenders and (y) no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, (2) any Subsidiary may merge into or consolidate with the Company or a Wholly-Owned Subsidiary so long as, if the Company or a Borrower is a party thereto, the Company or a Borrower is the surviving entity, (3) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or a Borrower, and (4) any Subsidiary (other than a Borrower, unless such sale, transfer, lease or other disposition is to another Borrower) may sell, transfer, lease or otherwise dispose of its assets to a Wholly-Owned Subsidiary.

(b)           The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c)           The Company will not, and will not permit any Subsidiary to, sell, encumber, transfer or otherwise dispose of any asset except (i) if the Company complies with Section 5.10 to the extent applicable, and after giving effect thereto the Company is in compliance with the financial covenants set forth in Section 6.11 and no other Default or Event of Default exists or would result therefrom and (ii) any sale, transfer, lease or disposition permitted by clause (a)(2), (3) or (4) above.

SECTION 6.04.  Swap Agreements.  The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.05.  Restricted Payments.  If a Default or an Event of Default has occurred and is continuing, no Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the Borrowers may make Restricted Payments to the Company for any fiscal year of the Company in an amount equal to the amount required to be distributed by the Company to its shareholders with respect to such fiscal year in order to maintain REIT status of the Company and its Subsidiaries that are REITs and avoid entity-level and excise taxes, and the Company may distribute such amounts to its shareholders.

SECTION 6.06.  Transactions with Affiliates.  The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (c) payment of compensation and benefits arising out of employment and consulting relationships in the ordinary course of business, (d) any transfer between any Subsidiaries of the Company permitted pursuant to Section 6.03(a), and (e) any Restricted Payment permitted by Section 6.05.

SECTION 6.07.  Restrictive Agreements.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that (a) contains a Negative Pledge or (b) prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), (iv) the foregoing shall not apply to customary provisions in joint venture agreements with respect to a Joint Venture restricting the transfer or encumbrance of Equity Interests in such Joint Venture or the assets owned by such Joint Venture and (v) the foregoing shall not apply to (A) restrictions or conditions contained in agreements evidencing Indebtedness of the Company or any of its Subsidiaries which are no more restrictive on the Company or any of its Subsidiaries than those contained in this Agreement or (B) any document, instrument or agreement which requires such Person or its Subsidiaries to guarantee such Indebtedness or to grant Liens to secure such Indebtedness, in each case as a result of its guaranty of the Obligations or grant of a Lien to secure such Obligations or the Guaranty (provided that the required grant of a Lien is limited to the same collateral as secures the Obligations or the Guaranty).

SECTION 6.08.  Sale and Leaseback.  The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company, a Borrower or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

SECTION 6.09.  Changes in Fiscal Periods.  The Company will not (i) permit the fiscal years of the Company and its Subsidiaries to end on a day other than December 31 or (ii) change the Company’s or its Subsidiaries’ method of determining fiscal quarters.

SECTION 6.10.  Payments and Modifications of Subordinate Debt.  The Company will not, and will not permit any Subsidiary to, make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on any Indebtedness which is subordinate to the Obligations if a Default or an Event of Default has occurred and is continuing or would result therefrom.

SECTION 6.11.  Financial Covenants.  The Company will not at any time permit:

(a)           Total Leverage Ratio.  The ratio of Total Indebtedness to Total Asset Value to exceed 60%; provided that such ratio may exceed 60% in order to permit the Company or any of its Wholly-Owned Subsidiaries to consummate a Major Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than two (2) consecutive fiscal quarters in any fiscal year and (ii) such ratio does not exceed 65% as of any such date of determination.

(b)           Secured Leverage Ratio.  The ratio of the aggregate amount of all Secured Indebtedness to Total Asset Value to exceed 40%.

(c)           Fixed Charge Coverage Ratio.  For any period of four (4) consecutive fiscal quarters, the ratio of Consolidated EBITDA for such period to Consolidated Fixed Charges for such period to be less than 1.50 to 1.0.

(d)           Consolidated Adjusted Net Worth.  Consolidated Tangible Net Worth to be less than the sum of (i) $2,240,000,000 plus (ii) 75% of net cash proceeds from issuances of Equity Interests by the Company and its Subsidiaries to third parties after September 30, 2015.

(e)           Unsecured Leverage Ratio.  The ratio of Unsecured Indebtedness to Unencumbered Asset Value to exceed 60%; provided that such ratio may exceed 60% in order to permit the Company or any of its Wholly-Owned Subsidiaries to consummate a Major Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than two (2) consecutive fiscal quarters in any fiscal year and (ii) such ratio does not exceed 65% as of any such date of determination.

(f)            Unsecured Interest Coverage Ratio.  The ratio of Unencumbered Adjusted Net Operating Income for any period of four (4) consecutive fiscal quarters of the Company to Unsecured Interest Expense for such period to be less than 2.0 to 1.0.

ARTICLE VII
EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)           a Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           a Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c)           any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made or when furnished;

(d)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to the Company’s existence) or Section 5.08 or in Article VI;

(e)           the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender);

(f)            the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, a Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, a Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Company, a Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, a Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Company, a Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Company, any Subsidiary (other than CDO Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any such Subsidiary to enforce any such judgment, which action is not stayed or bonded pending appeal;

(l)            an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company, and its Subsidiaries in an aggregate amount exceeding $20,000,000; or

(m)          a Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Guaranty or any other Loan Document; or this Agreement, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(n)           a Change in Control shall occur;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)           Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;

(c)           Third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably;

(d)           Fourth, to prepay (i) principal on the Loans, (ii) unreimbursed LC Disbursements ratably and (iii) obligations and liabilities owing to Hedge Banks under Swap Agreements in accordance with the terms thereof, ratably based on the amounts payable to the Lenders, Issuing Banks and Hedge Banks described in this clause Fourth (provided that proceeds of the Guaranty shall not be applied to pay obligations and liabilities owing to Hedge Banks under Swap Agreements to the extent such obligations and liabilities are Excluded Swap Obligation (as defined in the Guaranty));

(e)           Fifth, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;

(f)            Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents;

(g)           Seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender; and

(h)           Eighth, to the Borrowers or whoever may be legally entitled thereto.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in paragraphs 6 and 8 of this Article VIII, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, so long as no Event of Default has occurred and is continuing, in consultation with and with the approval of the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  With effect from the Removal Effective Date (i) the removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01.  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Borrowers or the Company, to it at c/o Gramercy Property Trust Inc., 521 Fifth Avenue, 30th Floor, New York, NY 10175, Attention of Jon W. Clark (Telecopy No. 212-297-1090; Email: jclark@gptreit.com);

(ii)           if to the Administrative Agent or JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank (A) in the case of Borrowings denominated in dollars or Letters of Credit, to JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor 7, Chicago, IL 60603,  Fax: 312- 385-7101,  Email: cls.reb.chicago@jpmorgan.com, Attention of Yvonne Dixon and (B) in the case of Borrowings denominated in a Foreign Currency, to J.P Morgan Europe Limited, Loans Agency, 6th Floor, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom, Attention: Loans Agency, Fax: +44 20 7777 2360, in each case with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 45th Floor, New York 10017, Attention of Rita Lai (Telecopy No. 646-534-6301; Email: rita.lai@jpmorgan.com);

(iii)          if to Bank of America, N.A. in its capacity as an Issuing Bank (A) in the case of Borrowings denominated in dollars or Letters of Credit, to Bank of America, N.A., 101 N Tryon St, Charlotte, NC 28255,  Fax: 312-453-2307,  Email: vivek.k.asthana@bankofamerica.com, Attention of Vivek Asthana and (B) in the case of Borrowings denominated in a Foreign Currency, to Bank of America, N.A., 101 N Tryon St, Charlotte, NC 28255,  Fax: 312-453-2307,  Email: vivek.k.asthana@bankofamerica.com, Attention of Vivek Asthana, in each case with a copy to Bank of America, N.A., 135 S. LaSalle St, Chicago, IL  60603,  Fax: 415-796-1165,  Email: ann.e.kenzie@baml.com, Attention of Ann E. Kenzie;

(iv)          if to U.S. Bank National Association in its capacity as an Issuing Bank (A) in the case of Borrowings denominated in dollars or Letters of Credit, to U.S. Bank National Association, One Federal Street, 9th Floor, Boston, MA  02110,  Email: dave.heller@usbank.com, Attention of David W. Heller and (B) in the case of Borrowings denominated in a Foreign Currency, to U.S. Bank National Association, One Federal Street, 9th Floor, Boston, MA  02110,  Email: dave.heller@usbank.com, Attention of David W. Heller, in each case with a copy to U.S. Bank National Association, One Federal Street, 9th Floor, Boston, MA  02110,  Email: adam.debeshter@usbank.com, Attention of Adam N. Dubeshter;

(v)           if to Royal Bank of Canada in its capacity as an Issuing Bank (A) in the case of Borrowings denominated in dollars or Letters of Credit, to Royal Bank of Canada, Loans Administration, 20 King St W - 4th Floor, South Tower, 12th floor, Toronto, ON M5H 1C4, Canada,  Fax: 212-428-2372,  Email: thai.tran@rbc.com, Attention of Thai Tran and (B) in the case of Borrowings denominated in a Foreign Currency, to Royal Bank of Canada, Loans Administration, 20 King St W - 4th Floor, South Tower, 12th floor, Toronto, ON M5H 1C4, Canada,  Fax: 212-428-2372,  Email: thai.tran@rbc.com, Attention of Thai Tran; in each case with a copy to Royal Bank of Canada, Three World Financial Center, 200 Vesey Street, New York, NY 10281-8098,  Fax: 212-428-6459,  Email:  Joshua.freedman@rbccm.com, Attention of Joshua Freedman;

(vi)          if to Wells Fargo Bank, N.A. in its capacity as an Issuing Bank (A) in the case of Borrowings denominated in dollars or Letters of Credit, to Wells Fargo Bank, N.A., 608 2nd Avenue 11th Floor, Minneapolis, MN 55402,  Fax: 866-972-5851,  Email: kelli.genz@wellsfargo.com,  Attention of Keli Genz and (B) in the case of Borrowings denominated in a Foreign Currency, to Wells Fargo Bank, N.A., 608 2nd Avenue 11th Floor, Minneapolis, MN 55402,  Fax: 866- 972-5851, Email: kelli.genz@wellsfargo.com,  Attention of Keli Genz, in each case with a copy to Wells Fargo Bank, N.A., 550 S Tryon Street 6th Floor,  Charlotte, NC 28202 Fax: 704-383-6205,  Email: bryan.gregory@wellsfargo.com, Attention of Bryan Gregory;

(vii)         if to JPMorgan Chase Bank, N.A. in its capacity as a Swingline Lender, to JPMorgan Chase Bank, N.A., 10 S. Dearborn, Floor 7, Chicago, IL 60603,  Fax: 312- 385-7101,  Email: cls.reb.chicago@jpmorgan.com, Attention of Yvonne Dixon, with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 45th Floor, New York 10017, Attention of Rita Lai (Telecopy No. 646-534-6301; Email: rita.lai@jpmorgan.com); and

(viii)        if to Bank of America, N.A. in its capacity as a Swingline Lender, to Bank of America, N.A., 101 N Tryon St, Charlotte, NC 28255,  Fax: 312-453-2307,  Email: vivek.k.asthana@bankofamerica.com, Attention of Vivek Asthana, with a copy to Bank of America, N.A., 135 S. LaSalle St, Chicago, IL  60603,

Fax: 415-796-1165,  Email: ann.e.kenzie@baml.com, Attention of Ann E. Kenzie;

(ix)          if to U.S. Bank National Association in its capacity as a Swingline Lender, to U.S. Bank National Association, One Federal Street, 9th Floor, Boston, MA  02110,  Email: dave.heller@usbank.com, Attention of David W. Heller, with a copy to U.S. Bank National Association, One Federal Street, 9th Floor, Boston, MA  02110,  Email: adam.debeshter@usbank.com, Attention of Adam N. Dubeshter;

(x)           if to Royal Bank of Canada in its capacity as a Swingline Lender, to Royal Bank of Canada, Loans Administration, 20 King St W - 4th Floor, South Tower, 12th floor, Toronto, ON M5H 1C4, Canada,  Fax: 212-428-2372,  Email: thai.tran@rbc.com, Attention of Thai Tran, with a copy to Royal Bank of Canada, Three World Financial Center, 200 Vesey Street, New York, NY 10281-8098,  Fax: 212-428-6459,  Email:  Joshua.freedman@rbccm.com, Attention of Joshua Freedman;

(xi)          if to Wells Fargo Bank, N.A. in its capacity as a Swingline Lender, to Wells Fargo Bank, N.A., 608 2nd Avenue 11th Floor, Minneapolis, MN 55402,  Fax: 866-972-5851, Email: kelli.genz@wellsfargo.com,  Attention of Keli Genz, with a copy to Wells Fargo Bank, N.A., 550 S Tryon Street 6th Floor,  Charlotte, NC 28202 Fax: 704-383-6205,  Email: bryan.gregory@wellsfargo.com, Attention of Bryan Gregory; and

(xii)         if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)           Electronic Systems.

(i)            Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)           Any Electronic System used by the Administrative Agent is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) except as provided in Section 2.21, postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) or the last paragraph of Article VII in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of “Required Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility, or (vii) release the Company from its obligations under the Guaranty without the written consent of each Lender; provided further that (w) no agreement shall amend, modify or waive Section 4.02 without the prior written consent of the Required Facility Lenders under the Revolving Facility, (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lenders, as the case may be, (y) the consent of the Required Facility Lenders of a Facility shall be required for any amendment, waiver or modification that adversely affects the rights of such Facility in a manner different than such amendment, waiver or modification affects the other Facility, and (z) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent, the Swingline Lenders and the Issuing Banks.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           The Borrowers and the Company shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Company, its Affiliates, its creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)           To the extent that a Borrower or the Company fails to pay any amount required to be paid by it to the Administrative Agent, an Issuing Bank or a Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d)           To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrowers or the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions, except to the extent such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e)           All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted such assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrowers; provided that, the Borrowers shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)          the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Revolving Lender (other than a Defaulting Lender) immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C)          the Issuing Banks; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan; and

(D)          the Swingline Lenders; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Term Loan, $1,000,000) unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

(B)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Facility;

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section

2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f), it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment, or grant of a security interest; provided that no such pledge or assignment, or grant of a security interest, shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness; Electronic Execution.  (a)  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against a Borrower or its properties in the courts of any jurisdiction.

(c)           Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) to the extent necessary or desirable to establish, enforce or assert any claims or defenses in connection with any legal proceeding by or against the Administrative Agent, any Issuing Bank or any Lender,

(g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (h) with the consent of the Borrowers or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than a Borrower or (iii) is independently developed by the Administrative Agent, any Issuing Bank or any Lender without use of or reference to the Information and (i) to any rating agency in connection with rating the Company or its Subsidiaries or the Facilities.  For the purposes of this Section, “Information” means all information received from a Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Material Non-Public Information.

(a)           EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING A BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)           ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY A BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14.  Authorization to Distribute Certain Materials to Public-Siders.

(a)           If a Borrower does not file this Agreement with the SEC, then the Borrowers hereby authorize the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrowers acknowledge its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.

(b)           Each Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, the Company agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

SECTION 9.15.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16.  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers and the Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the Guarantor, which information includes the name and address of the Borrowers and the Guarantor and other information that will allow such Lender to identify the Borrowers and the Guarantor in accordance with the Patriot Act.

SECTION 9.17.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent, the Documentation Agents, and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent, the Documentation Agents, and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger, the Syndication Agent, each Documentation Agent, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger, the Syndication Agent, any Documentation Agent nor any Lender has any obligation to any of the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent, the Documentation Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and the Administrative Agent, any Joint Lead Arranger, the Syndication Agent, any Documentation Agent nor any Lender has any obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger, the Syndication Agent, any Documentation Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Syndication Agent or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

SECTION 9.18. Joint and Several Liability.  Each Borrower acknowledges, agrees, represents and warrants that the Lenders have been induced to make the Loans to, and the Issuing Banks have been induced to issue Letters of Credit for the account of, the Borrowers in part based upon the assurances by each Borrower that each Borrower desires that all Obligations under the Loan Documents be honored and enforced as separate obligations of each Borrower, should the Administrative Agent, the Issuing Banks and the Lenders desire to do so.  Notwithstanding the foregoing, the Borrowers shall be jointly and severally liable to the Administrative Agent, the Issuing Banks and the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans, the Letters of Credit and the other Obligations, and the Administrative Agent, the Issuing Banks and the Lenders may at their option enforce the entire amount of the Loans, the Letters of Credit and the other Obligations against any one or more of the Borrowers.  The Administrative Agent, the Issuing Banks and the Lenders may exercise remedies against each Borrower and its property separately, whether or not the Administrative Agent, the Issuing Banks and the Lenders exercise any against another Borrower or its property.  The Administrative Agent, the Issuing Banks and the Lenders may enforce any Borrower’s obligations without enforcing any other Borrower’s obligations.  Any failure or inability of the Administrative Agent, the Issuing Banks or the Lenders to enforce any Borrower’s obligations shall not in any way limit the right to enforce the obligations of another Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership LP upon consummation of the Merger)

By:	/s/ Benjamin P. Harris
Name:	Benjamin P. Harris
Title:	President

CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger)

By:	/s/ Benjamin P. Harris
Name:	Benjamin P. Harris
Title:	President

GPT PROPERTY TRUST LP

By:	/s/ Benjamin P. Harris
Name:	Benjamin P. Harris
Title:	President

[Signature Page to Revolving Credit and Term Loan Agreement]

JPMORGAN CHASE BANK, N.A. individually and as Administrative Agent,

By:	/s/ Rita Lai
Name:	Rita Lai
Title:	Authorized Signer

[Signature Page to Revolving Credit and Term Loan Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Ann E. Kenzie
Name:	Ann E. Kenzie
Title:	Senior Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

ROYAL BANK OF CANADA

By:	/s/ Rina Kansagra
Name:	Rina Kansagra
Title:	Authorized Signatory

[Signature Page to Revolving Credit and Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Heller
Name:	David Heller
Title:	Senior Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

WELLS FARGO BANK, N.A.

By:	/s/ D. Bryan Gregory
Name:	D. Bryan Gregory
Title:	Director

[Signature Page to Revolving Credit and Term Loan Agreement]

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Revolving Credit and Term Loan Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

SUNTRUST BANK

By:	/s/ Bryan P. McFarland
Name:	Bryan P. McFarland
Title:	Senior Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

CITIZENS BANK, N.A.

By:	/s/ David R. Jablonowski
Name:	David R. Jablonowski
Title:	Senior Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Carol Murray
Name:	Carol Murray
Title:	Managing Director

[Signature Page to Revolving Credit and Term Loan Agreement]

MUFG UNION BANK, N.A.

By:	/s/ John Feeney
Name:	John Feeney
Title:	Director

[Signature Page to Revolving Credit and Term Loan Agreement]

TD BANK, NA

By:	/s/ Benjamin Kruger
Name:	Benjamin Kruger
Title:	Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Lisa M. Mahoney
Name:	Lisa M. Mahoney
Title:	Assistant Vice President

[Signature Page to Revolving Credit and Term Loan Agreement]

THE BANK OF NOVA SCOTIA

By:	/s/ Chad Hale
Name:	Chad Hale
Title:	Director & Execution Head REGAL

[Signature Page to Revolving Credit and Term Loan Agreement]

SCHEDULE CDOS

CDO SUBSIDIARIES

Gramercy Investment Trust, a Maryland Real Estate Investment Trust, and Gramercy Investment Trust II, a Maryland Real Estate Investment Trust, together with any direct or indirect subsidiaries thereof, including without limitation, Gramercy Real Estate CDO 2005-1 LTD, a Cayman Islands exempt entity, Gramercy Real Estate CDO 2006-1 LTD, a Cayman Islands exempt entity, and Gramercy Real Estate CDO 2007-1 LTD, a Cayman Islands exempt entity.

SCHEDULE EGL

ELIGIBLE GROUND LEASES

Lessor	Property Name	Address Line	City	State	Zip	Lease Type	Portion of Property Ground Leased
GPT GIG BOA PORTFOLIO OWNER LLC	Camelback Bank Am	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased Lot 1 & Lot 2

GPT GIG BOA PORTFOLIO OWNER LLC	Catalina — Bank Ame	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2

GPT GIG BOA PORTFOLIO OWNER LLC	Maricopa — Bank Ami	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2

Lessor	Property Name	Address Line	City	State	Zip	Lease Type	Portion of Property Ground Leased
GPT GIG BOA PORTFOLIO OWNER LLC	McDowell — Bank Ame	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2

GPT GIG BOA PORTFOLIO OWNER LLC	South Mountain	1825 E. Buckeye Road	Phoenix	AZ	85034	Ground Lease - Full Site	Entire Property Ground Leased from City of Phoenix Lot 1 & Lot 2

GPT GIG BOA PORTFOLIO OWNER LLC	South Glenstone-Mn Bldng	2940 S. Glenstone Ave	Springfield	MO	65804	Ground Lease - Parking	Entire Property Ground Leased Lot 2, Lot 3, Lot 4 & Lot 5

GPT MIDWAY OWNER LLC	Pacific Global Logistics, Inc.	1421 Sunbury Road	Midway	GA	31320	Ground Lease	Property Ground Leased from Liberty County Industrial Authority

Lessor	Property Name	Address Line	City	State	Zip	Lease Type	Portion of Property Ground Leased
RT SKY HARBOR, LLC	Sky Harbor Operations	1820 E Sky Harbor	Phoenix	AZ	85034	Ground Lease	Entire Property Ground Leased from the Aviation Department of the City of Phoenix

SCHEDULE ES

EXCLUDED SUBSIDIARIES

Entity	Type of Entity	Jurisdiction
First States Investors 5000A, LLC	Limited Liability Company	Delaware
First States Management Corp., LP	Limited Partnership	Delaware
GKK Stars Management GP LLC	Limited Liability Company	Delaware
GPT Management Co. LLC	Limited Liability Company	Delaware
GKK Realty Advisors LLC	Limited Liability Company	Delaware
GPT Trading Corp.	Corporation	Delaware
GPT 28th Aurora Avenue Owner LLC	Limited Liability Company	Delaware
GPT Allentown Owner LP	Limited Partnership	Delaware
GPT Allentown Owner GP LLC	Limited Liability Company	Delaware
GPT Ames Owner LLC	Limited Liability Company	Delaware
GPT Arrowood Owner GP LLC	Limited Liability Company	Delaware
GPT Arrowood Owner LP	Limited Partnership	Delaware
GPT Blue Grass Road Owner LP	Limited Partnership	Delaware
GPT Blue Grass Road Owner GP LLC	Limited Liability Company	Delaware
GPT BOA Defeasance Pool Owner LLC	Limited Liability Company	Delaware
GPT Buford Owner LLC	Limited Liability Company	Delaware
GPT Columbia Road Owner LLC	Limited Liability Company	Delaware
GPT Connection Drive Owner LLC	Limited Liability Company	Delaware
GPT Corporate Drive-Dixon Owner LLC	Limited Liability Company	Delaware
GPT Des Plaines Owner LLC	Limited Liability Company	Delaware
GPT Doolittle Drive Owner LP
GPT Doolittle Drive Owner GP LLC	Limited Liability Company	Delaware
GPT GIG BOA Defeasance Pool Holdings LLC	Limited Liability Company	Delaware
GPT Glenville Drive Owner LLC	Limited Liability Company	Delaware
GPT Greenwood Owner LLC	Limited Liability Company	Delaware
GPT Hutchins Owner LLC	Limited Liability Company	Delaware
GPT Lawrence Owner LLC	Limited Liability Company	Delaware
GPT Maple Avenue Owner GP LLC	Limited Liability Company	Delaware
GPT Maple Avenue Owner LP	Limited Partnership	Delaware
GPT Mt. Comfort Owner LLC	Limited Liability Company	Delaware
GPT Realty Management LP	Limited Partnership	Delaware
GPT Realty Management GP LLC	Limited Liability Company	Delaware
GPT Sheila Street Owner GP LLC	Limited Liability Company	Delaware
GPT Sheila Street Owner LP	Limited Partnership	Delaware
GPT SW 80th Street Owner LLC	Limited Liability Company	Delaware
GPT Sylvan Way Owner LLC	Limited Liability Company	Delaware
GPT Vickery Drive Owner LLC	Limited Liability Company	Delaware
GPT Waco Owner LLC	Limited Liability Company	Delaware
GPT Wilson Owner LP	Limited Partnership	Delaware
GPT Wilson Owner GP LLC	Limited Liability Company	Delaware
GPT Yuma Owner LLC	Limited Liability Company	Delaware

Entity	Type of Entity	Jurisdiction
Gramercy Europe Limited	Private Limited Company	England and Wales
RT Coventry, Ltd.	Private Limited Company	Jersey (UK Crown Dependency)
RT Woodcliff Lake, LLC	Limited Liability Company	Delaware
RT Parkway, LLC	Limited Liability Company	Delaware
RT Point West I, LLC	Limited Liability Company	Delaware
RT Parkcenter Circle, LLC	Limited Liability Company	Delaware
RT Easton III, LLC	Limited Liability Company	Delaware
RT Landings I, LLC	Limited Liability Company	Delaware
RT Landings II, LLC	Limited Liability Company	Delaware
RT McAuley Place, LLC	Limited Liability Company	Delaware
RT Norman Pointe I, LLC	Limited Liability Company	Delaware
RT Norman Pointe II, LLC	Limited Liability Company	Delaware
RT Fairforest Building 5, LLC	Limited Liability Company	Delaware
RT Fairforest Building 6, LLC	Limited Liability Company	Delaware
RT North Rhett I, LLC	Limited Liability Company	Delaware
RT North Rhett II, LLC	Limited Liability Company	Delaware
RT North Rhett IV, LLC	Limited Liability Company	Delaware
RT Mount Holly Building, LLC	Limited Liability Company	Delaware
RT Orangeburg Park Building, LLC	Limited Liability Company	Delaware
RT Kings Mountain I, LLC	Limited Liability Company	Delaware
RT Kings Mountain II, LLC	Limited Liability Company	Delaware
RT Union Cross I, LLC	Limited Liability Company	Delaware
RT Union Cross II, LLC	Limited Liability Company	Delaware
RT Gold Spike Drive, LLC	Limited Liability Company	Delaware
RT Hebron, LLC	Limited Liability Company	Delaware
RT Elkton, LLC	Limited Liability Company	Delaware
RT Tolleson Commerce Park II, LLC	Limited Liability Company	Delaware
RT Diamond Lake II, LLC	Limited Liability Company	Delaware
RT Rocket Road, LLC	Limited Liability Company	Delaware
RT 70 Hudson LLC	Limited Liability Company	Delaware
RT 90 Hudson LLC	Limited Liability Company	Delaware
Gramercy Investment Trust	REIT	Maryland
Gramercy Investment Trust II	REIT	Maryland
Gramercy Real Estate CDO 2005-1 LTD	Limited Company	Cayman Islands
Gramercy Real Estate CDO 2006-1 LTD	Limited Company	Cayman Islands
Gramercy Real Estate CDO 2007-1 LTD	Limited Company	Cayman Islands
GKK Liquidity LLC	Limited Liability Company	Delaware
Gramercy Loan Services LLC	Limited Liability Company	Delaware
CIT Trading Corp	REIT	Delaware
Gramercy Warehouse Funding I LLC	Limited Liability Company	Delaware
Gramercy Warehouse Funding II LLC	Limited Liability Company	Delaware
Gramercy Warehouse Funding III LLC	Limited Liability Company	Delaware
Gramercy Warehouse Funding IV LLC	Limited Liability Company	Delaware
Gramercy Warehouse Funding V LLC	Limited Liability Company	Delaware
Gramercy Investment QRS Corp.	REIT	Delaware
Gramercy Investment QRS II Corp.	REIT	Delaware

Entity	Type of Entity	Jurisdiction
Gramercy Real Estate CDO 2005-1 LLC	Limited Liability Company	Delaware
Gramercy Real Estate CDO 2006-1 LLC	Limited Liability Company	Delaware
GKK DC Lender LLC	Limited Liability Company	Delaware
GKK Securities Holding LLC	Limited Liability Company	Delaware
GSMS 2007-GKK1 LLC	Limited Liability Company	Delaware
Gramercy Investment QRS S1 Corp.	REIT	Delaware
Gramercy Real Estate CDO 2007-1 LLC	Limited Liability Company	Delaware

SCHEDULE SJV

SPECIFIED JOINT VENTURES

Entity	Type of Entity	Jurisdiction
200 Franklin Trust	Statutory Trust	Delaware
GPT P/H Morristown Office Holdings LLC	Limited Liability Company	Delaware
Gramercy Property Europe plc	Private Limited Company	Jersey (UK Crown Dependency)
Duke/Hulfish, LLC	Limited Liability Company	Delaware
Goodman Princeton Holdings (Jersey) Limited	Private Limited Company	Jersey (UK Crown Dependency)
Goodman Princeton Holdings (Lux) S.Á.R.L.	Société Á Responsabilité Limitée (Limited Liability Company)	Luxembourg

SCHEDULE 2.01

LENDERS: COMMITMENTS

U.S. Revolving Commitments

Lender Name	Commitment Amount

JPMorgan Chase Bank, N .A.	$67,105,263.16

Bank of America, N.A.	$67,105,263.16

Royal Bank of Canada	$63,157,894.74

U.S. Bank National Association	$63,157,894.74

Wells Fargo Bank, N.A.	$63,157,894.74

SunTrust Bank	$53,289,473.68

Citizens Bank, N.A.	$53,289,473.69

Citibank, N.A.	$53,289,473.69

Capital One, National Association	$31,578,947.36

The Bank of New York Mellon	$53,289,473.69

Morgan Stanley Bank, N.A.	$40,789,473.69

Morgan Stanley Senior Funding, Inc.	$12,500,000.00

The Bank of Nova Scotia	$53,289,473.68

MUFG Union Bank, N.A.	$27,631,578.94

TD Bank, NA	$27,631,578.94

The Huntington National Bank	$19,736,842.10

TOTAL:	$750,000,000.00

Multicurrency Revolving Commitments

Lender Name	Commitment Amount

JPMorgan Chase Bank, N .A.	$8,947,368.42

Bank of America, N.A.	$8,947,368.42

Royal Bank of Canada	$8,421,052.63

U.S. Bank National Association	$8,421,052.63

Wells Fargo Bank, N.A.	$8,421,052.63

SunTrust Bank	$7,105,263.17

Citizens Bank, N.A.	$7,105,263.15

Citibank, N.A.	$7,105,263.15

Capital One, National Association	$4,210,526.32

The Bank of New York Mellon	$7,105,263.15

Morgan Stanley Bank, N.A.	$7,105,263.15

The Bank of Nova Scotia	$7,105,263.17

MUFG Union Bank, N.A.	$3,684,210.53

TD Bank, NA	$3,684,210.53

The Huntington National Bank	$2,631,578.95

TOTAL:	$100,000,000.00

A-1 Term Loan Commitments

Lender Name	Commitment Amount

JPMorgan Chase Bank, N .A.	$26,842,105.26

Bank of America, N.A.	$26,842,105.26

Royal Bank of Canada	$25,263,157.89

U.S. Bank National Association	$25,263,157.89

Wells Fargo Bank, N.A.	$25,263,157.89

SunTrust Bank	$21,315,789.47

Citizens Bank, N.A.	$21,315,789.48

Citibank, N.A.	$21,315,789.48

Capital One, National Association	$12,631,578.95

The Bank of New York Mellon	$21,315,789.48

Morgan Stanley Bank, N.A.	$8,815,789.48

Morgan Stanley Senior Funding, Inc.	$12,500,000.00

The Bank of Nova Scotia	$21,315,789.47

MUFG Union Bank, N.A.	$11,052,631.58

TD Bank, NA	$11,052,631.58

The Huntington National Bank	$7,894,736.84

TOTAL:	$300,000,000.00

A-2 Term Loan Commitments

Lender Name	Commitment Amount

JPMorgan Chase Bank, N .A.	$67,105,263.16

Bank of America, N.A.	$67,105,263.16

Royal Bank of Canada	$63,157,894.74

U.S. Bank National Association	$63,157,894.74

Wells Fargo Bank, N.A.	$63,157,894.74

SunTrust Bank	$53,289,473.68

Citizens Bank, N.A.	$53,289,473.68

Citibank, N.A.	$53,289,473.68

Capital One, National Association	$31,578,947.37

The Bank of New York Mellon	$53,289,473.68

Morgan Stanley Bank, N.A.	$53,289,473.68

The Bank of Nova Scotia	$53,289,473.68

MUFG Union Bank, N.A.	$27,631,578.95

TD Bank, NA	$27,631,578.95

The Huntington National Bank	$19,736,842.11

TOTAL:	$750,000,000.00

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

Letter of Credit number IS0017247U in the face amount of $43,500 for the benefit of New Jersey Department of Environmental Protection issued by Wells Fargo Bank, N.A. with an original expiration date of October 31, 2013 which automatically extends each year for a successive one year period unless terminated.

SCHEDULE 3.05

UNENCUMBERED PROPERTIES(1)

Owner	Property Name	Address Line	City	State	Zip
GPT 74TH STREET OWNER LLC	LKQ - Medley	8100-8130 NW 74th Street	Medley	FL	33166
GPT 190th STREET OWNER LLC	Cenveno Corporation	6520 South 190th Street	Kent	WA	98032
GPT 3883 STEVE REYNOLDS BOULEVARD OWNER LLC	Deutz Corporation	3883 Steve Reynolds Boulevard	Norcross	GA	30093
GPT 3950 STEVE REYNOLDS BOULEVARD OWNER LLC	GranQuartz LP	3950 Steve Reynolds Boulevard	Norcross	GA	30093
GPT ALCOA AVENUE OWNER LP	Mikawaya Inc	5563 Alcoa Avenue	Vernon	CA	90058
GPT ARLINGTON HEIGHTS OWNER LLC	Sysco	600-615 East Brook Drive	Arlington Heights	IL	60005
GPT AUSTIN OWNER LLC	Austin - Angelica Corporation	1307 Smith Rd	Austin	TX	78721
GPT B STREET OWNER LLC	Gerdau Ameristeel WC	2306 B Street	Auburn	WA	98001
GPT BELLMAWR OWNER LLC	Bellmawr - Fedex Philly	75 Haag Avenue	Bellmawr	NJ	8031
GPT BLOOMINGDALE OWNER LLC	Compass Group USA	171 Covington Drive	Bloomingdale	IL	60108
GPT BOLINGBROOK OWNER LLC	Valid USA	325 Marmon Drive	Bolingbrook	IL	60440

(1)  The Bank of America Portfolio consists of the properties disclosed as being owned by GPT GIG BOA PORTFOLIO OWNER LLC.

Owner	Property Name	Address Line	City	State	Zip
GPT BUFFALO GROVE OWNER LLC	CrossCom National	900 Deerfield Parkway	Buffalo Grove	IL	60089
GPT BURR RIDGE OWNER LLC	Harry Holland & Son	7050 High Grove Boulevard	Burr Ridge	IL	60527
GPT BUSINESS CENTER DRIVE OWNER LLC	LifeTime Fitness	1757 Business Center Drive	Reston	VA	20190
GPT CALABASH BRANCH OWNER LP	Calabash Branch	10267 Beach Drive SW	Calabash	NC	28467
GPT CANTON SUBOWNER LLC	LifeTime Fitness	1700 Haggerty Road North	Canton	MI	48187
GPT CHICAGO DEPOT OWNER LLC	Chicago - 2555 S Blue Island Avenue	2555 South Blue Island Avenue	Chicago	IL	60608
GPT CHICAGO MANNHEIM OWNER LLC	Chicago - 3800 North Mannheim	3800 North Mannheim Rd	Franklin Park	IL	60131
GPT CINNAMINSON OWNER LLC	Domtar	2900 Cindel Drive	Cinnaminson	NJ	08077
GPT DEER PARK TERMINAL OWNER LLC	Deer Park - YRC Terminal	50 Burt Drive	Deer Park	NY	11729
GPT E DEBBIE LANE OWNER LLC	LifeTime Fitness	1551 E. Debbie Lane	Mansfield	TX	76063
GPT EAST BRUNSWICK TERMINAL OWNER LLC	East Brunswick Terminal - Conway	50 Edgeboro Road	East Brunswick	NJ	8816
GPT ELGIN OWNER LLC	Elgin — 195 Corporate Drive	195 Corporate Drive	Elgin	IL	60123
GPT ELK GROVE OWNER LLC	Elk Grove - Lunt Ave.	2401-2501 Lunt Avenue	Elk Grove Village	IL	60007

Owner	Property Name	Address Line	City	State	Zip
GPT ELKRIDGE TERMINAL OWNER LLC	Elkridge - New Penn Terminal	6351 South Hanover Road	Elkridge	MD	21075
GPT EMMAUS BRANCH OWNER LP	Emmaus Branch	235 Main Street	Emmaus	PA	18049
GPT FRIDLEY OWNER LLC	BAE Systems, Inc.	4800 East River Road	Fridley	MN	55421
GPT FULTON DRIVE OWNER LP	Pacific Coast Steel Inc.	5160 Fulton Drive	Fairfield	CA	94534
GPT GALESBURG OWNER LLC	Galesburg - 1201 Enterprise Avenue	1201 Enterprise Ave	Galesburg	IL	61401
GPT GARLAND OWNER LLC	Garland - Apex	3000 West Kingsley Road	Garland	TX	75041
GPT GIG BOA PORTFOLIO OWNER LLC	Camelback-Bank Am*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Catalina-Bank Ame*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Maricopa-Bank Ami*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	McDowell-Bank Ame*	1825 E. Buckeye Road	Phoenix	AZ	85034
GPT GIG BOA PORTFOLIO OWNER LLC	Mesa Main - Main Building	63 W. Main Street	Mesa	AZ	85201
GPT GIG BOA PORTFOLIO OWNER LLC	South Mountain*	1825 E. Buckeye Road	Phoenix	AZ	85034

Owner	Property Name	Address Line	City	State	Zip
GPT GIG BOA PORTFOLIO OWNER LLC	Bixby-Atlantic	3804 Atlantic Avenue	Long Beach	CA	90801
GPT GIG BOA PORTFOLIO OWNER LLC	Coronado Branch	1199 Orange Avenue	Coronado	CA	92118
GPT GIG BOA PORTFOLIO OWNER LLC	East Baskerfield	1201 Baker Street	Bakersfield	CA	93305
GPT GIG BOA PORTFOLIO OWNER LLC	East Compton Brnch	518 S. Long Beach Boulevard	Compton	CA	90221
GPT GIG BOA PORTFOLIO OWNER LLC	El Segundo	835 N. Sepulveda Boulevard	El Segundo	CA	90245
GPT GIG BOA PORTFOLIO OWNER LLC	Escondido Main	220 S. Escondido Blvd.	Escondido	CA	92025
GPT GIG BOA PORTFOLIO OWNER LLC	Fresno Proof/Vault	2111 Tuolumme Street	Fresno	CA	93721
GPT GIG BOA PORTFOLIO OWNER LLC	Gardena Main	1450 W. Redondo Beach Blvd.	Gardena	CA	90247
GPT GIG BOA PORTFOLIO OWNER LLC	Glendale Main	345 N. Brand Blvd.	Glendale	CA	91203
GPT GIG BOA PORTFOLIO OWNER LLC	Inland Empire Cash	1275 S. Dupont Avenue	Ontario	CA	91761
GPT GIG BOA PORTFOLIO OWNER LLC	Irvine Industrial	4101 Mac Arthur Blvd.	Newport Beach	CA	92660
GPT GIG BOA PORTFOLIO OWNER LLC	Lincoln Heights	2400 N. Broadway	Los Angeles	CA	90031

Owner	Property Name	Address Line	City	State	Zip
GPT GIG BOA PORTFOLIO OWNER LLC	Lynwood Branch	3505 E. Imperial Highway	Lynwood	CA	90262
GPT GIG BOA PORTFOLIO OWNER LLC	North Hollywood	5025 Lankershim Blvd.	North Hollywood	CA	91601
GPT GIG BOA PORTFOLIO OWNER LLC	North Sacramento	1830 Del Paso Blvd.	Sacramento	CA	95815
GPT GIG BOA PORTFOLIO OWNER LLC	Oak Park Branch	3810 Broadway	Sacramento	CA	95817
GPT GIG BOA PORTFOLIO OWNER LLC	Pico-Vermont Brnch	1232 S. Vermont Blvd.	Los Angeles	CA	90006
GPT GIG BOA PORTFOLIO OWNER LLC	Pomona Main	444 S. Garey Avenue	Pomona	CA	91766
GPT GIG BOA PORTFOLIO OWNER LLC	Riverside Main	3650 14th Street	Riverside	CA	92501
GPT GIG BOA PORTFOLIO OWNER LLC	Salinas Main Brnch	405 Main Street	Salinas	CA	93901
GPT GIG BOA PORTFOLIO OWNER LLC	San Bernadino Main	303 N. D Street	San Bernadino	CA	92401
GPT GIG BOA PORTFOLIO OWNER LLC	Santa Barbara	834 State Street	Santa Barbara	CA	93101
GPT GIG BOA PORTFOLIO OWNER LLC	Santa Maria Branch	300 Town Center East	Santa Maria	CA	93454
GPT GIG BOA PORTFOLIO OWNER LLC	Sepulveda-Devonshr	10300-10306 Sepul Veda Blvd.	Mission Hills	CA	91345
GPT GIG BOA PORTFOLIO OWNER LLC	Stockdale-Main Building	5021 California Avenue	Bakersfield	CA	93309

Owner	Property Name	Address Line	City	State	Zip
GPT GIG BOA PORTFOLIO OWNER LLC	Sunnyvale Main	444 S. Mathilda Avenue	Sunnyvale	CA	94086
GPT GIG BOA PORTFOLIO OWNER LLC	Torrance Sartori	1255 Sartori Avenue	Torrance	CA	90501
GPT GIG BOA PORTFOLIO OWNER LLC	Ventura Main Offic	1130 S. Victoria	Ventura	CA	93003
GPT GIG BOA PORTFOLIO OWNER LLC	Willow-Daisy Brnch	600 W. Willow Street	Long Beach	CA	90806
GPT GIG BOA PORTFOLIO OWNER LLC	Century Park	1000 Century Park Road	Tampa	FL	33607
GPT GIG BOA PORTFOLIO OWNER LLC	Gulf to Bay - Main Bldng	1640 Gulf to Bay Blvd.	Clearwater	FL	33755
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #100	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #200	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #300	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #400	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #500	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #600	9000 Southside Blvd.	Jacksonville	FL	32256

Owner	Property Name	Address Line	City	State	Zip
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville #700	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Daycr	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Garag	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	Jacksonville Schl	9000 Southside Blvd.	Jacksonville	FL	32256
GPT GIG BOA PORTFOLIO OWNER LLC	North Hialeah-Main Bldng	1 E. 49th Street	Hialeah	FL	33013
GPT GIG BOA PORTFOLIO OWNER LLC	Port Charlotte-Main Bldng	21175 Olean Blvd.	Port Charlotte	FL	33952
GPT GIG BOA PORTFOLIO OWNER LLC	San Jose - Main Building	3535 University Blvd. West	Jacksonville	FL	32217
GPT GIG BOA PORTFOLIO OWNER LLC	South Region TPC	17100 N.W. 59th Avenue	Miami Lakes	FL	33015
GPT GIG BOA PORTFOLIO OWNER LLC	Westshore Mall	100 N. Westshore Blvd.	Tampa	FL	33609
GPT GIG BOA PORTFOLIO OWNER LLC	Bull Street	22 Bull Street	Savannah	GA	31401
GPT GIG BOA PORTFOLIO OWNER LLC	Mission Facility	9500 Mission Road	Overland Park	KS	66206
GPT GIG BOA PORTFOLIO OWNER LLC	Annapolis Church	10 Church Circle	Annapolis	MD	21402

Owner	Property Name	Address Line	City	State	Zip
GPT GIG BOA PORTFOLIO OWNER LLC	Highlandtown - BAL	3415-3417 Eastern Avenue	Baltimore	MD	21224
GPT GIG BOA PORTFOLIO OWNER LLC	Richland Faclty-Mn Bldng	112 McClurg Street	Richland	MO	65556
GPT GIG BOA PORTFOLIO OWNER LLC	South Glenstone-Mn Bldng*	2940 S. Glenstone Avenue	Springfield	MO	65804
GPT GIG BOA PORTFOLIO OWNER LLC	West Sunshine-Mn Bldng	710 W. Sunshine Street	Springfield	MO	65807
GPT GIG BOA PORTFOLIO OWNER LLC	Carrollton-Mn Bldng	1101 S. Josey Lane	Carrollton	TX	75006
GPT GIG BOA PORTFOLIO OWNER LLC	Greenspoint	12400 Interstate 45 North	Houston	TX	77060
GPT GIG BOA PORTFOLIO OWNER LLC	Mission - Main Building	1101 N. Conway Avenue	Mission	TX	78572
GPT GIG BOA PORTFOLIO OWNER LLC	Bellingham	112 E. Holly Street	Bellingham	WA	98255
GPT GIG BOA PORTFOLIO OWNER LLC	Spokane Bankcard	1616 S. Rustle Road	Spokane	WA	99224
GPT GREAT VALLEY OWNER LP	Great Valley	175-205 Great Valley Parkway	Malvern	PA	19355
GPT GROVEPORT OWNER LLC	Almo Distributing Pennsylvania, Inc.	6700 Port Road	Groveport	OH	43125
GPT HACKS CROSSING OWNER LLC	Hacks Crossing - Five Below	9105 Hacks Cross Road	Olive Branch	MS	38624
GPT HAMPTON MAIN OWNER LLC	Hampton Main	4301/4400 Hampton Avenue	St. Louis	MO	63109

Owner	Property Name	Address Line	City	State	Zip
GPT HARRISBURG OWNER LP	Harrisburg - Allentown Boulevard	8051 Allentown Boulevard	Harrisburg	PA	17112
GPT HIALEAH GARDENS OWNER LLC	Preferred Freezer - Hialeah Gardens	13801 N.W. 112th Avenue	Hialeah Gardens	FL	33018
GPT HOUSTON TERMINAL OWNER LLC	Houston - YRC Truck Terminal	9415 Wallisville Road	Houston	TX	77013
GPT INDUSTRIAL DRIVE OWNER LLC	Ball Metal	6600 North Industrial Drive	Milwaukee	WI	53223
GPT KATRINE OWNER LLC	Valid USA	5300 Katrine Avenue	Downers Grove	IL	60515
GPT KENDALL POINT OWNER LLC	Radiac Abrasives, Inc	101 Kendall Point	Oswego	IL	60543
GPT KENOSHA OWNER LLC	Emerson Electric Co d/b/a Insinkerator	5612 95th Avenue	Kenosha	WI	53144
GPT LEVEE OWNER LLC	Saint Gobain S.A.	507 North Levee Road	Puyallup	WA	98371
GPT LF ML 1 OWNER LLC	LifeTime Fitness	1700 Haggerty Road North	Canton	MI	48187
GPT LF ML 1 OWNER LLC	LifeTime Fitness	3470 Houston Levee Road	Collierville	TN	38139
GPT LF ML 2 OWNER LLC	LifeTime Fitness	6233 Baker Road	Eden Prairie	MN	55344
GPT LF ML 2 OWNER LLC	LifeTime Fitness	10642 South Memorial Drive	Bixby	OK	74133

Owner	Property Name	Address Line	City	State	Zip
GPT LF ML 2 OWNER LLC	LifeTime Fitness	5000 East Dry Creek Road	Centennial	CO	80122
GPT MANASSAS WAREHOUSE OWNER LLC	Manassas - Owens Drive	9101 Owens Drive	Manassas	VA	20111
GPT MANASSAS WAREHOUSE OWNER LLC	Manassus - Euclid Avenue	8485 Euclid Avenue	Manassas	VA	20111
GPT MIDWAY OWNER LLC	Pacific Global Logistics, Inc.*	1421 Sunbury Road	Midway	GA	31320
GPT MILFORD OWNER LLC	Milford - Fed Ex	250 Research Drive	Milford	CT	06460
GPT MORELAND AVE OWNER LLC	Atlanta Fedex	2701 Moreland Avenue	Atlanta	GA	30315
GPT MORROW OWNER LLC	Global Stainless Supply, Inc.	1260 Southern Road	Morrow	GA	30260
GPT NASHVILLE OWNER LLC	Nashville - Nolensville Pike	5880 Nolensville Pike	Nashville	TN	37211
GPT NORTH HOLLYWOOD OWNER LP	Deluxe Digital Media	2130 N. Hollywood Way	Burbank	CA	91505
GPT NW 112 STREET OWNER LLC	International Data Depository	3350 / 3450 NW 112 Street	Miami	FL	33167
GPT OAK CREEK OWNER LLC	United States Postal Service	7620 South 10th Street	Oak Creek	WI	53154
GPT OBETZ OWNER LLC	Nautilus, Inc.	5415 Centerpoint Parkway	Obetz	OH	43125

Owner	Property Name	Address Line	City	State	Zip
GPT ORCHARD PARKWAY OWNER LP	Vander-Bend Manufaturing	2701 Orchard Parkway	San Jose	CA	95135
GPT ORLANDO TERMINAL OWNER LLC	Orlando - YRC Truck Terminal	1265 LaQuinta Drive	Orlando	FL	32809
GPT PAGE INDUSTRIAL OWNER LLC	Alpha Packaging	1555 Page Industrial Boulevard	St. Louis	MO	63132
GPT PARSIPPANY OWNER LLC	Solix Inc.	20-30 Lanidex Plaza West	Parsippany	NJ	07054
GPT PERU OWNER LLC	Peru - 20 Unytite Drive	20 Unytite Drive	Peru	IL	61354
GPT PINELLAS PARK OWNER LLC	Davidoff of Geneva, Inc.	3001 Gateway Centre Parkway	Pinellas Park	FL	33782
GPT RIDGEVIEW OWNER LLC	Lewisville	1301 Ridgeview Drive	Lewisville	TX	75057
GPT ROLLING MEADOWS LLC	JC Restoration	3200 Squibb Avenue	Rolling Meadows	IL	60008
GPT ROYAL PINE DRIVE OWNER LLC	LifeTime Fitness	4410 Royal Pine Drive	Colorado Springs	CO	80920
GPT SAN BERNARDINO OWNER LP	Gerdau Reinforcing Steel	5425 North Industrial Parkway	San Bernardino	CA	92407
GPT SANTA CLARA OWNER LP	Enterprise - San Francisco	2750 De La Cruz Boulevard	Sant Clara	CA	95050
GPT SELIG DRIVE OWNER LLC	Selig Drive - Kapstone	655 Selig Drive	Atlanta	GA	30336

Owner	Property Name	Address Line	City	State	Zip
GPT SOUTH RIVER OWNER LLC	LKQ - Medley	9800 NW South River Drive	Medley	FL	33166
GPT SUSSEX OWNER LLC	Quad Graphic Inc.	N53 W24700 Corporate Circle	Sussex	WI	53089
GPT SWEDESBORO FACILITY OWNER LLC	Swedesboro - Albert’s Organic	1155 Commerce Boulevard	Swedesboro	NJ	8085
GPT TAMPA ACLINE OWNER LLC	Tampa - Acline Boulevard	4506 East Acline Boulevard	Tampa	FL	33605
GPT TRANSPORT OWNER LLC	Kratos Defense	8601 Transport Drive	Orlando	FL	32832
GPT TRANSPORT OWNER II LLC	Magical Cruise Capital	8633 Transport Drive	Orlando	FL	32832
GPT VERNON OWNER LP	Vernon - 5764 Alcoa Avenue	5764 Alcoa Ave and 3311 Slauson Ave	Vernon	CA	90058
GPT WESTLAKE OWNER LP	BOA Westlake	31303 Agoura Road	Westlake Village	CA	91361
GPT WORCESTER OWNER LLC	Polar Corp.	1075 Southbridge Street	Auburn	MA	01610
RT KEARNY MESA LLC	REMEC Corporate Campus 1-4	9404 Chesapeake Drive	San Diego	CA	92123
RT TEXAS INDUSTRIAL, LLC	660 North Dorothy	660 North Dorothy	Dallas	TX	75081

Owner	Property Name	Address Line	City	State	Zip
RT TEXAS INDUSTRIAL, LLC	505 Century	505 Century Parkway	Dallas	TX	75013
RT TEXAS INDUSTRIAL, LLC	631 International Parkway	631 International Parkway	Dallas	TX	75081
RT FAIRFOREST BUILDING 7, LLC	Fairforest Building 7	294 John Martin Road	Spartanburg	SC	29303
RT HJ PARK BUILDING, LLC	HJ Park Building 1	1 Austrian Way	Spartanburg	SC	29303
RT NORTH RHETT III, LLC	North Rhett III	255 Eagle Drive	Charleston	SC	29445
RT NORTH RHETT LAND, LLC	Unimproved Land	Eagle Drive	Charleston	SC	29445
RT JEDBURG COMMERCE PARK, LLC	Jedburg Commerce Park	1090 Newton Way	Charleston	SC	29483
RT KINGS MOUNTAIN III, LLC	Kings Mountain III	120 Woodlake Parkway	Charlotte	NC	28086
RT KINGS MOUNTAIN LAND, LLC	Unimproved Land	Woodlake Parkway	Charlotte	NC	28086
RT ENCLAVE, LLC	Enclave on the Lake	1255 Enclave Parkway	Houston	TX	77077
RT FAIRFOREST BUILDING 1, LLC	Fairforest Building 1	404 Centura Court	Spartanburg	SC	29303
RT FAIRFOREST BUILDING 2, LLC	Fairforest Building 2	405 Centura Court	Spartanburg	SC	29303
RT FAIRFOREST BUILDING 3, LLC	Fairforest Building 3	320 John Martin Road	Spartanburg	SC	29303
RT FAIRFOREST BUILDING 4, LLC	Fairforest Building 4	310 John Martin Road	Spartanburg	SC	29303
RT FAIRFOREST LAND, LLC	Unimproved Land	John Martin Road	Spartanburg	SC	29303

Owner	Property Name	Address Line	City	State	Zip
RT HIGHWAY 290 BUILDING 1, LLC	Highway 290 Commerce Park Building 1	201 Commerce Court	Spartanburg	SC	29334
RT HIGHWAY 290 BUILDING 2, LLC	Highway 290 Commerce Park Building 2	215 Commerce Court	Duncan	SC	29334
RT HIGHWAY 290 BUILDING 5, LLC	Highway 290 Commerce Park Building 5	240 Commerce Court	Spartanburg	SC	29334
RT HIGHWAY 290 BUILDING 6, LLC	Highway 290 Commerce Park Building 6	230 Commerce Court	Duncan	SC	29334
RT HIGHWAY 290 BUILDING 7, LLC	Highway 290 Commerce Park Building 7	1825 E. Main Street	Spartanburg	SC	29334
RT ORCHARD BUSINESS PARK 2, LLC	Orchard Business Park 2	4241 Orchard Park Blvd.	Spartanburg	SC	29303
RT GREENVILLE/SPARTANBURG PARK BUILDING, LLC	Greenville/Spartanburg Industrial Park	115 USAC Drive	Spartanburg	SC	29303
RT BLACKSTOCK COMPLEX, LLC	Community Cash 1,2,4,5	3001 N. Blackstock Road	Spartanburg	SC	29303
RT BLACKSTOCK ANNEX, LLC	Community Cash 3	117 Littlejohn Street	Spartanburg	SC	29303
RT AVION LLC	Avion Midrise III&IV	14550 Avion Parkway	Chantilly	VA	20151
RT DIAMOND LAKE, LLC	13201 Wifred Lane	13201 Wilfred Lane- Store #43	Minneapolis	MN	55374

Owner	Property Name	Address Line	City	State	Zip
RT TRI -VALLEY, LLC	3011,3055 & 3077 Comcast Place	3011-3055-3077 Comcast Pl	Oakland	CA	94551
RT BELLINGHAM, LLC	140 Depot Street	140 Depot Street - Best Buy	Boston	MA	02019
RT CREST RIDGE, LLC	Crest Ridge Corporate Center I	11055 Wayzata Blvd	Hopkins	MN	55305
RT WEST POINT JAX, LLC	West Point Trade Center	2300 Pickettville Rd	Jacksonville	FL	32220
RT DUBLIN PROPERTIES, LLC	5160 Hacienda Drive	5160 Hacienda Drive	East Bay	CA	94568
RT SORRENTO MESA PROPERTIES, LLC	10450 Pacific Center Court	10450 Pacific Center Court	San Diego	CA	92121
RT BURLINGTON, LLC	One Wayside Road	1 Wayside Road	Boston	MA	01803
RT PACIFIC BLVD, LLC	Pacific Corporate Park	22110-22270 Pacific Boulevard	Sterling	VA	20166
RT KIMBALL DRIVE, LLC	100 Kimball Drive	100 Kimball Drive	Northern	NJ	07054
RT MILLERS FERRY ROAD, LLC	Millers Ferry Road	500 South Millers Ferry Road	Dallas	TX	75141
RT SKY HARBOR, LLC	Sky Harbor Operations Center (1)	1820 E Sky Harbor Circle South	Phoenix	AZ	85034
RT AURORA COMMERCE C, LLC	Aurora Commerce Center Bldg. C	22100 E 26th Avenue	Denver	CO	80019

Owner	Property Name	Address Line	City	State	Zip
RT SABAL PAVILION, LLC	Sabal Pavilion	3620 Queen Palm Drive	Tampa	FL	33619
RT DRALLE ROAD, LLC	2400 Dralle Road	2400 Dralle Road	Chicago	IL	60484
RT MIDWEST COMMERCE I, LLC	Midwest Commerce Center I	17150 Mercury Street	Kansas City	KS	66031
RT GATEWAY, LLC	Gateway at Riverside	4608 Appliance Drive	Baltimore	MD	21017
RT GATEWAY II, LLC	Gateway at Riverside	4606 Appliance Drive	Baltimore	MD	21017
RT EWING, LLC	701 & 801 Charles Ewing Blvd.	701 & 801 Charles Ewing Blvd	Princeton	NJ	08628
RT MID-ATLANTIC A, LLC	Mid-Atlantic Distribution Center Bldg. A	511 Chelsea Road	Baltimore	MD	21001
RT ATWATER HOLDING, LLC	1400 Atwater Drive	1400 Atwater Drive	Philadelphia	PA	19355
RT CCC LAS COLINAS, LLC	Carpenter Corporate Center I & II	2101 / 2001 West John Carpenter Freeway	Dallas	TX	75063
RT WOODS CHAPEL LLC	1200 Woods Chapel Road	1200 Woods Chapel Road	Spartanburg	SC	29334
RT AIRTECH, LLC	445 Airtech Parkway	445 Airtech Parkway	Indianapolis	IN	46231
RT BOLINGBROOK, LLC	Bolingbrook Point III	530 W North Frontage Road	Chicago	IL	60440

Owner	Property Name	Address Line	City	State	Zip
RT LAKESIDE, LLC	Lakeside Office Center	2850 Lake Vista Drive	Dallas	TX	75067
RT SAUGET LLC	1659 Sauget Business Blvd	1659 Sauget Business Blvd.	East Saint Louis	IL	62206
RT CENTERPOINT BLVD, LP	325 Centerpoint Blvd	325 Centerpoint Blvd,	Pittston / Wilkes-Barre	PA	18640
RT OAK RIDGE ROAD, LP	550 Oak Ridge Blvd	550 Oak Ridge Road	Hazelton	PA	18202
RT CAPITAL ROAD, LP	125 Capital Rd	125 Capital Road	Pittston / Wilkes-Barre	PA	18640
RT ALBERIGI DRIVE, LP	14-46 Alberigi Drive	14-46 Alberigi Drive	Jessup / Scranton	PA	18434
RT CELEBRATION, LLC	Celebration Office Center III	1390 Celebration Blvd.	Celebration	FL	34747
RT KATY, LLC	22535 Colonial Pkwy	1400 Ravello Drive	Houston	TX	77449
RT NORTHPOINT III, LLC	Northpoint III	3300 Exchange Place	Lake Mary	FL	32746
RT GOODYEAR, LLC	Goodyear Crossing II	16920 W. Commerce Drive	Goodyear	AZ	85338
RT RESEARCH TRIANGLE, LLC	3900 North Paramount Parkway	3900 N. Paramount Parkway	Raleigh	NC	27560
RT RESEARCH TRIANGLE, LLC	3900 South Paramount Parkway	3900 S. Paramount Parkway	Raleigh	NC	27560

Owner	Property Name	Address Line	City	State	Zip
RT RESEARCH TRIANGLE, LLC	1400 Perimeter Drive	1400 Perimeter Park Drive	Raleigh	NC	27560
RT MIRAMAR I, LLC	Miramar I	2300 SW 145th Ave	Miramar	FL	33027
RT MIRAMAR II, LLC	Miramar II	2200 SW 145th Ave.	Miramar	FL	33027
DUKE/HULFISH, LLC	Buckeye Logistics	6835 West Buckeye Road	Phoenix	AZ	85043
DUKE/HULFISH, LLC	Allpoints at Anson	4237-4255 Anson Blvd.	Whitestown	IN	46075
DUKE/HULFISH, LLC	12200 Presidents Court	12200 President’s Court	Jacksonville	FL	32219
DUKE/HULFISH, LLC	201 Sunridge Blvd	201 Sunridge Blvd.	Wilmer	TX	75172
DUKE/HULFISH, LLC	Aspen Corporate Center 500	455 Duke Drive	Franklin	TN	37067
DUKE/HULFISH, LLC	125 Enterprise Parkway	125 Enterprise Parkway	West Jefferson	OH	43162
DUKE/HULFISH, LLC	AllPoints Midwest	1750 AllPoints Parkway	Avon	IN	46123
GOODMAN PRINCETON HOLDINGS (JERSEY) LIMITED	Amber Park Industrial	1 High View Road	South Normanton	UK
GOODMAN PRINCETON HOLDINGS (JERSEY) LIMITED	Brackmills Industrial Estate	Salthouse Road	Northampton	UK
GOODMAN PRINCETON HOLDINGS (JERSEY) LIMITED	Valley Park Unit D	Unit D, Cosford Lane	Rugby	UK

Owner	Property Name	Address Line	City	State	Zip
GOODMAN PRINCETON HOLDINGS (LUX) S.À R.L.	Duren	Henry-Ford Strasse 3	Rhine-Ruhr	Germany
GOODMAN PRINCETON HOLDINGS (LUX) S.À R.L.	Schonberg	Sabower Hohe 14	Hamburg	Germany
GOODMAN PRINCETON HOLDINGS (LUX) S.À R.L.	Langenbach	Am Logistik Park 1	Munich	Germany

* Eligible Ground Lease

SCHEDULE 3.06

DISCLOSED MATTERS

All material Contingent Obligations disclosed in the financial statements referred to in Section 3.04 of the Agreement.

SCHEDULE 3.14

SUBSIDIARIES

Part (a) — Material Subsidiaries

Entity	Type of Entity	Jurisdiction
GPT 74th STREET OWNER LLC	Limited Liability Company	Delaware
GPT 190th STREET OWNER LLC	Limited Liability Company	Delaware
GPT 3883 STEVE REYNOLDS BOULEVARD OWNER LLC	Limited Liability Company	Delaware
GPT 3950 STEVE REYNOLDS BOULEVARD OWNER LLC	Limited Liability Company	Delaware
GPT ALCOA AVENUE OWNER GP LLC	Limited Liability Company	Delaware
GPT ALCOA AVENUE OWNER LP	Limited Partnership	Delaware
GPT ARLINGTON HEIGHTS OWNER LLC	Limited Liability Company	Delaware
GPT AUSTIN OWNER LLC	Limited Liability Company	Delaware
GPT B STREET OWNER LLC	Limited Liability Company	Delaware
GPT BELLMAWR OWNER LLC	Limited Liability Company	Delaware
GPT BLOOMINGDALE OWNER LLC	Limited Liability Company	Delaware
GPT BOA PORTFOLIO MEMBER LLC	Limited Liability Company	Delaware
GPT BOLINGBROOK OWNER LLC	Limited Liability Company	Delaware
GPT BUFFALO GROVE OWNER LLC	Limited Liability Company	Delaware
GPT BURR RIDGE OWNER LLC	Limited Liability Company	Delaware
GPT BUSINESS CENTER DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT CALABASH BRANCH OWNER GP LLC	Limited Liability Company	Delaware
GPT CALABASH BRANCH OWNER LP	Limited Partnership	Delaware
GPT CANTON SUBOWNER LLC	Limited Liability Company	Delaware
GPT CHICAGO DEPOT OWNER LLC	Limited Liability Company	Delaware
GPT CHICAGO MANNHEIM OWNER LLC	Limited Liability Company	Delaware
GPT CINNAMINSON OWNER LLC	Limited Liability Company	Delaware
GPT DEER PARK TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT E DEBBIE LANE OWNER LLC	Limited Liability Company	Delaware
GPT EAST BRUNSWICK TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT ELGIN OWNER LLC	Limited Liability Company	Delaware
GPT ELK GROVE OWNER LLC	Limited Liability Company	Delaware
GPT ELKRIDGE TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT EMMAUS BRANCH OWNER GP LLC	Limited Liability Company	Delaware
GPT EMMAUS BRANCH OWNER LP	Limited Partnership	Delaware
GPT FRIDLEY OWNER LLC	Limited Liability Company	Delaware

Entity	Type of Entity	Jurisdiction
GPT FULTON DRIVE OWNER GP LLC	Limited Liability Company	Delaware
GPT FULTON DRIVE OWNER LP	Limited Partnership	Delaware
GPT GALESBURG OWNER LLC	Limited Liability Company	Delaware
GPT GARLAND OWNER LLC	Limited Liability Company	Delaware
GPT GIG BOA PORTFOLIO HOLDINGS LLC	Limited Liability Company	Delaware
GPT GIG BOA PORTFOLIO OWNER LLC	Limited Liability Company	Delaware
GPT GREAT VALLEY OWNER GP LLC	Limited Liability Company	Delaware
GPT GREAT VALLEY OWNER LP	Limited Partnership	Pennsylvania
GPT GROVEPORT OWNER LLC	Limited Liability Company	Delaware
GPT HACKS CROSSING OWNER LLC	Limited Liability Company	Delaware
GPT HAMPTON MAIN OWNER LLC	Limited Liability Company	Delaware
GPT HARRISBURG OWNER GP LLC	Limited Liability Company	Delaware
GPT HARRISBURG OWNER LP	Limited Partnership	Delaware
GPT HIALEAH GARDENS OWNER LLC	Limited Liability Company	Delaware
GPT HOUSTON TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT INDUSTRIAL DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT KATRINE OWNER LLC	Limited Liability Company	Delaware
GPT KENDALL POINT OWNER LLC	Limited Liability Company	Delaware
GPT KENOSHA OWNER LLC	Limited Liability Company	Delaware
GPT LEVEE OWNER LLC	Limited Liability Company	Delaware
GPT LF ML1 OWNER LLC	Limited Liability Company	Delaware
GPT LF ML2 OWNER LLC	Limited Liability Company	Delaware
GPT MANASSAS WAREHOUSE OWNER LLC	Limited Liability Company	Delaware
GPT MIDWAY OWNER LLC	Limited Liability Company	Delaware
GPT MILFORD OWNER LLC	Limited Liability Company	Delaware
GPT MORELAND AVE OWNER LLC	Limited Liability Company	Delaware
GPT MORROW OWNER LLC	Limited Liability Company	Delaware
GPT NASHVILLE OWNER LLC	Limited Liability Company	Delaware
GPT NORTH HOLLYWOOD OWNER GP LLC	Limited Liability Company	Delaware
GPT NORTH HOLLYWOOD OWNER LP	Limited Partnership	Delaware
GPT NW 112 STREET OWNER LLC	Limited Liability Company	Delaware
GPT OAK CREEK OWNER LLC	Limited Liability Company	Delaware
GPT OBETZ OWNER LLC	Limited Liability Company	Delaware
GPT ORCHARD PARKWAY OWNER GP LLC	Limited Liability Company	Delaware
GPT ORCHARD PARKWAY OWNER LP	Limited Partnership	Delaware
GPT ORLANDO TERMINAL OWNER LLC	Limited Liability Company	Delaware
GPT PAGE INDUSTRIAL OWNER LLC	Limited Liability Company	Delaware
GPT PARSIPPANY OWNER LLC	Limited Liability Company	Delaware
GPT PERU OWNER LLC	Limited Liability Company	Delaware
GPT PINELLAS PARK OWNER LLC	Limited Liability Company	Delaware

Entity	Type of Entity	Jurisdiction
GPT RIDGEVIEW OWNER LLC	Limited Liability Company	Delaware
GPT ROLLING MEADOWS OWNER LLC	Limited Liability Company	Delaware
GPT ROYAL PINE DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT SAN BERNARDINO OWNER GP LLC	Limited Liability Company	Delaware
GPT SAN BERNARDINO OWNER LP	Limited Partnership	Delaware
GPT SANTA CLARA OWNER GP LLC	Limited Liability Company	Delaware
GPT SANTA CLARA OWNER LP	Limited Partnership	Delaware
GPT SELIG DRIVE OWNER LLC	Limited Liability Company	Delaware
GPT SOUTH RIVER OWNER LLC	Limited Liability Company	Delaware
GPT SUSSEX OWNER LLC	Limited Liability Company	Delaware
GPT SWEDESBORO FACILITY OWNER LLC	Limited Liability Company	Delaware
GPT TAMPA ACLINE OWNER LLC	Limited Liability Company	Delaware
GPT TRANSPORT OWNER LLC	Limited Liability Company	Delaware
GPT TRANSPORT OWNER II LLC	Limited Liability Company	Delaware
GPT VERNON OWNER LLC	Limited Liability Company	Delaware
GPT VERNON OWNER LP	Limited Partnership	Delaware
GPT WESTLAKE OWNER GP LLC	Limited Liability Company	Delaware
GPT WESTLAKE OWNER LP	Limited Partnership	Delaware
GPT WORCESTER OWNER LLC	Limited Liability Company	Delaware
RT KEARNY MESA LLC	Limited Liability Company	Delaware
RT TEXAS INDUSTRIAL, L.P.	Limited Partnership	Delaware
RT TEXAS INDUSTRIAL, LLC	Limited Liability Company	Delaware
RT FAIRFOREST BUILDING 7, LLC	Limited Liability Company	Delaware
RT HJ PARK BUILDING, LLC	Limited Liability Company	Delaware
RT NORTH RHETT III, LLC	Limited Liability Company	Delaware
RT NORTH RHETT LAND, LLC	Limited Liability Company	Delaware
RT JEDBURG COMMERCE PARK, LLC	Limited Liability Company	Delaware
RT KINGS MOUNTAIN III, LLC	Limited Liability Company	Delaware
RT KINGS MOUNTAIN LAND, LLC	Limited Liability Company	Delaware
RT ENCLAVE, LLC	Limited Liability Company	Delaware
RT FAIRFOREST BUILDING 1, LLC	Limited Liability Company	Delaware
RT FAIRFOREST BUILDING 2, LLC	Limited Liability Company	Delaware
RT FAIRFOREST BUILDING 3, LLC	Limited Liability Company	Delaware
RT FAIRFOREST BUILDING 4, LLC	Limited Liability Company	Delaware
RT FAIRFOREST LAND, LLC	Limited Liability Company	Delaware
RT HIGHWAY 290 BUILDING 1, LLC	Limited Liability Company	Delaware
RT HIGHWAY 290 BUILDING 2, LLC	Limited Liability Company	Delaware
RT HIGHWAY 290 BUILDING 5, LLC	Limited Liability Company	Delaware
RT HIGHWAY 290 BUILDING 6, LLC	Limited Liability Company	Delaware
RT HIGHWAY 290 BUILDING 7, LLC	Limited Liability Company	Delaware
RT ORCHARD BUSINESS PARK 2, LLC	Limited Liability Company	Delaware
RT GREENVILLE/SPARTANBURG PARK BUILDING, LLC	Limited Liability Company	Delaware

Entity	Type of Entity	Jurisdiction
RT BLACKSTOCK COMPLEX, LLC	Limited Liability Company	Delaware
RT BLACKSTOCK ANNEX, LLC	Limited Liability Company	Delaware
RT AVION LLC	Limited Liability Company	Delaware
RT DIAMOND LAKE, LLC	Limited Liability Company	Delaware
RT TRI -VALLEY, LLC	Limited Liability Company	Delaware
RT BELLINGHAM, LLC	Limited Liability Company	Delaware
RT CREST RIDGE, LLC	Limited Liability Company	Delaware
RT WEST POINT JAX, LLC	Limited Liability Company	Delaware
RT DUBLIN PROPERTIES, LLC	Limited Liability Company	Delaware
RT SORRENTO MESA PROPERTIES, LLC	Limited Liability Company	Delaware
RT BURLINGTON, LLC	Limited Liability Company	Delaware
RT PACIFIC BLVD, LLC	Limited Liability Company	Delaware
RT KIMBALL DRIVE, LLC	Limited Liability Company	Delaware
RT MILLERS FERRY ROAD, LLC	Limited Liability Company	Delaware
RT SKY HARBOR, LLC	Limited Liability Company	Delaware
RT AURORA COMMERCE C, LLC	Limited Liability Company	Delaware
RT SABAL PAVILION, LLC	Limited Liability Company	Delaware
RT DRALLE ROAD, LLC	Limited Liability Company	Delaware
RT MIDWEST COMMERCE I, LLC	Limited Liability Company	Delaware
RT GATEWAY, LLC	Limited Liability Company	Delaware
RT GATEWAY II, LLC	Limited Liability Company	Delaware
RT EWING, LLC	Limited Liability Company	Delaware
RT MID-ATLANTIC A, LLC	Limited Liability Company	Delaware
RT ATWATER GP, LLC	Limited Liability Company	Delaware
RT ATWATER , LP	Limited Partnership	Delaware
RT ATWATER HOLDING II, LLC	Limited Liability Company	Delaware
RT ATWATER HOLDING, LLC	Limited Liability Company	Delaware
RT CCC LAS COLINAS, LLC	Limited Liability Company	Delaware
RT WOODS CHAPEL LLC	Limited Liability Company	Delaware
RT AIRTECH, LLC	Limited Liability Company	Delaware
RT BOLINGBROOK, LLC	Limited Liability Company	Delaware
RT LAKESIDE, LLC	Limited Liability Company	Delaware
RT SAUGET MEMBER, LLC	Limited Liability Company	Delaware
RT SAUGET, LLC	Limited Liability Company	Delaware
RT PA PROPERTY HOLDINGS, LLC	Limited Liability Company	Delaware
RT CENTERPOINT BLVD, LP	Limited Partnership	Delaware
RT OAK RIDGE ROAD, LP	Limited Partnership	Delaware
RT CAPITAL ROAD, LP	Limited Partnership	Delaware
RT ALBERIGI DRIVE, LP	Limited Partnership	Delaware
RT CELEBRATION, LLC	Limited Liability Company	Delaware
RT KATY, LLC	Limited Liability Company	Delaware
RT NORTHPOINT III, LLC	Limited Liability Company	Delaware
RT GOODYEAR, LLC	Limited Liability Company	Delaware
RT RESEARCH TRIANGLE, LLC	Limited Liability Company	Delaware
RT MIRAMAR I, LLC	Limited Liability Company	Delaware
RT MIRAMAR II, LLC	Limited Liability Company	Delaware

Part (b) — Material Investment Affiliates

Entity	Type of Entity	Jurisdiction
200 Franklin Trust	Statutory Trust	Delaware
GPT P/H Morristown Office Holdings LLC	Limited Liability Company	Delaware
Gramercy Property Europe plc	Private Limited Company	Jersey (UK Crown Dependency)
Duke/Hulfish, LLC	Limited Liability Company	Delaware
Goodman Princeton Holdings (Jersey) Limited	Private Limited Company	Jersey (UK Crown Dependency)
Goodman Princeton Holdings (Lux) S.Á.R.L.	Société Á Responsabilité Limitée (Limited Liability Company)	Luxembourg

Part (c) — Subscription, Options, Warrants, Call Rights, etc.

None.

SCHEDULE 6.07

EXISTING RESTRICTIONS

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the  Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:	[and is [a Lender] [an Affiliate/Approved Fund of [identify Lender](2)]]

3. Borrowers:	CSP Operating Partnership, LP (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the

(2)           Select as applicable.

Credit Agreement

5. Credit Agreement:

The Revolving Credit and Term Loan Agreement dated as of December 17, 2015 among CSP Operating Partnership, LP (to be renamed GPT Operating Partnership LP upon consummation of the Merger), Chambers Street Properties (to be renamed Gramercy Property Trust upon consummation of the Merger), GPT Property Trust LP, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders

6. Assigned Interest:

Facility Assigned(3)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(4)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                                 , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(3)           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “A-1 Term Loan Commitment”, “A-2 Term Loan Commitment”, etc.)

(4)           Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](5) Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:](6)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(5)           To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(6)           To be added only if the consent of the Borrowers and/or other parties (e.g. Swingline Lenders, Issuing Banks) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1          Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.04 thereof or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2.  Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF BORROWING REQUEST

Date:         , 201

To:                             JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of  December 17, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CSP Operating Partnership, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Chambers Street Properties, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

The undersigned hereby request (select one):

☐                                    A Borrowing of Revolving Loans

1.                                      On [                                    ], 201  (the “Borrowing Date”)(1).

2.                                      In the principal amount of $                          .(2)

3.                                      ☐ Multicurrency Revolving Loans

☐ U.S. Revolving Loans

4.                                      Currency:

☐ dollars

☐ euros

☐ Pounds Sterling

☐

(1)  The Borrowing Date must be a Business Day.

(2)  Subject to the exceptions set forth in Section 2.02(c) of the Credit Agreement, (1) any Borrowing of Eurodollar Loans must be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess of that amount (or in the case of a Foreign Currency, the smallest amount of such Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Amount in excess of $1,000,000) and (2) any Borrowing of ABR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess of that amount.

5.                                      Comprised of [Eurodollar Borrowing][ABR Borrowing].

6.                                      For Eurodollar Borrowings: with an Interest Period of            months.

7.                                      To be wired to the following account in accordance with Section 2.07 of the Credit Agreement: [Location] [Name] [Account Number].

☐                                    A Borrowing of A-1 Term Loans

1.                                      On [                                    ], 201  (the “Borrowing Date”)(3).

2.                                      In the principal amount of $                                     .(4)

3.                                      Comprised of [Eurodollar Borrowing][ABR Borrowing].

4.                                      For Eurodollar Borrowings: with an Interest Period of            months.

5.                                      To be wired to the following account in accordance with Section 2.07 of the Credit Agreement: [Location] [Name] [Account Number].

☐                                    A Borrowing of A-2 Term Loans

1.                                      On [                                      ], 201  (the “Borrowing Date”)(5).

2.                                      In the principal amount of $                                .(6)

3.                                      Comprised of [Eurodollar Borrowing][ABR Borrowing].

4.                                      For Eurodollar Borrowings: with an Interest Period of           months.

5.                                      To be wired to the following account in accordance with Section 2.07 of the Credit Agreement: [Location] [Name] [Account Number].

☐                                    A Borrowing of Swingline Loans

1.                                      On [                                 ], 201  (the “Borrowing Date”)(7).

2.                                      In the amount of $                                               .(8)

(3)  The Borrowing Date must be a Business Day.

(4)  Subject to the exceptions set forth in Section 2.02(c) of the Credit Agreement, (1) any Borrowing of Eurodollar Loans must be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess of that amount and (2) any Borrowing of ABR Loans must be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess of that amount.

(5)  The Borrowing Date must be a Business Day.

(6)  Subject to the exceptions set forth in Section 2.02(c) of the Credit Agreement, (1) any Borrowing of Eurodollar Loans must be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess of that amount and (2) any Borrowing of ABR Loans must be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess of that amount.

(7)  The Borrowing Date must be a Business Day.

☐                                    The [issuance][amendment][renewal][extension] of a Letter of Credit

1.                                      On [                                   ], 201  (the “Effective Date”)(9).

2.                                      With an expiration date of [                                ].

3.                                      In the amount of $                                   .

4.                                      ☐ Multicurrency Letter of Credit

☐ U.S. Letter of Credit

5.                                      Currency:

☐ dollars

☐ euros

☐ Pounds Sterling

☐

6.                                      The name and address of the beneficiary is: [                                          ].

[7.                                  The identification number of the Letter of Credit is [                               ].](10)

The Borrowers hereby certify to the Administrative Agent and the Lenders that as of the [Borrowing Date][Effective Date] and after giving effect to the requested [Borrowing][issuance, amendment, renewal or extension]:

(a)                                 The representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the [Borrowing Date][Effective Date] (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and

(b)                                 No Default or Event of Default has occurred and is continuing.

If notice of the requested Borrowing was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.03 of the Credit Agreement.

(8)  Any Borrowing of Swingline Loans must be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess of that amount, or an amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) of the Credit Agreement.

(9)  The Effective Date must be a Business Day.

(10)  Line 6 to be included only for an amendment to, or a renewal or extension of, an issued and outstanding Letter of Credit.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

Borrowers:

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership, LP upon consummation of the Merger)

By: CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger), its general partner

By:
Name:
Title:

GPT PROPERTY TRUST, LP

By: COLUMBUS MERGER SUB, LLC, its general partner

By:
Name:
Title:

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of December 17, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CSP Operating Partnership, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Chambers Street Properties, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of [name of Borrower] within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to [name of Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:        , 201[ ]

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of December 17, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CSP Operating Partnership, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Chambers Street Properties, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, none of its direct or indirect partners/members is a ten percent shareholder of [name of Borrower] within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to  [name of Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:           , 201[  ]

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of December 17, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CSP Operating Partnership, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP, a Delaware limited partnership (the “Borrowers”), Chambers Street Properties, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of [name of Borrower] within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to [name of Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:           , 201[  ]

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of December 17, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CSP Operating Partnership, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP, a Delaware limited partnership  (the “Borrowers”), Chambers Street Properties, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of [name of Borrower] within the meaning of Section 881(h)(3)(B) of the Code and none of its direct or indirect partners/members is a controlled foreign corporation related to [name of Borrower] as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 201[  ]

EXHIBIT D-1

FORM OF U.S. REVOLVING LOAN NOTE

$[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, CSP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrowers”), jointly and severally, promise to pay, without offset or counterclaim, to the order of [                              ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrowers, the principal sum of [                        ] Dollars ($[                         ]) or, if less, the aggregate unpaid principal amount of all U.S. Revolving Loans made by the Lender to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement, dated as of December 17, 2015, among the Lender, the Borrowers, Chambers Street Properties (to be renamed Gramercy Property Trust upon consummation of the Merger), the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrowers also, jointly and severally, promise to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrowers in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers.

Payments of both principal and interest are to be made in the currency in which such U.S. Revolving Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrowers are full recourse obligations of the Borrowers.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed in their names as of the date first above written.

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership, LP upon consummation of the Merger)

By: CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger), its general partner

By:
Name:
Title:

GPT PROPERTY TRUST, LP

By: COLUMBUS MERGER SUB, LLC, its general partner

By:
Name:
Title:

U.S. REVOLVING LOANS AND PRINCIPAL PAYMENTS

	Amount of Loan Made		Interest	Amount of Principal Repaid		Unpaid Principal Balance
Date	ABR	Eurodollar Rate	Period (If Applicable)	ABR	Eurodollar Rate	ABR	Eurodollar Rate	Total	Notation Made By

EXHIBIT D-2

FORM OF MULTICURRENCY REVOLVING LOAN NOTE

$[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, CSP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP (the “Borrowers”), jointly and severally, promise to pay, without offset or counterclaim, to the order of [                          ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrowers, the principal sum of [                        ] Dollars ($[                            ]) or, if less, the aggregate unpaid principal amount of all Multicurrency Revolving Loans made by the Lender to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement, dated as of December 17, 2015, among the Lender, the Borrowers, Chambers Street Properties (to be renamed Gramercy Property Trust upon consummation of the Merger), the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrowers also, jointly and severally, promise to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrowers in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers.

Payments of both principal and interest are to be made in the currency in which such Multicurrency Revolving Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrowers are full recourse obligations of the Borrowers.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed in their names as of the date first above written.

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership, LP upon consummation of the Merger)

By: CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger), its general partner

By:
Name:
Title:

GPT PROPERTY TRUST, LP

By: COLUMBUS MERGER SUB, LLC, its general partner

By:
Name:
Title:

MULTICURRENCY REVOLVING LOANS AND PRINCIPAL PAYMENTS

	Amount of Loan Made		Interest		Amount of Principal Repaid		Unpaid Principal Balance
Date	ABR	Eurodollar Rate	Period (If Applicable)	Currency	ABR	Eurodollar Rate	ABR	Eurodollar Rate	Total	Notation Made By

EXHIBIT D-3

FORM OF A-1 TERM LOAN NOTE

$[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, CSP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP (the “Borrowers”), jointly and severally, promise to pay, without offset or counterclaim, to the order of [                           ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrowers, the principal sum of [                    ] Dollars ($[                                  ]) or, if less, the aggregate unpaid principal amount of all A-1 Term Loans made by the Lender to the Borrowers pursuant to the Revolving Credit and A-1 Term Loan Agreement, dated as of December 17, 2015, among the Lender, the Borrowers, Chambers Street Properties (to be renamed Gramercy Property Trust upon consummation of the Merger), the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrowers also, jointly and severally, promise to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrowers in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers.

Payments of both principal and interest are to be made in the currency in which such A-1 Term Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrowers are full recourse obligations of the Borrowers.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed in their names as of the date first above written.

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership, LP upon consummation of the Merger)

By: CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger), its general partner

By:
Name:
Title:

GPT PROPERTY TRUST, LP

By: COLUMBUS MERGER SUB, LLC, its general partner

By:
Name:
Title:

A-1 TERM LOANS AND PRINCIPAL PAYMENTS

	Amount of Loan Made		Interest	Amount of Principal Repaid		Unpaid Principal Balance
Date	ABR	Eurodollar Rate	Period (If Applicable)	ABR	Eurodollar Rate	ABR	Eurodollar Rate	Total	Notation Made By

EXHIBIT D-4

FORM OF A-2 TERM LOAN NOTE

$[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, CSP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP (the “Borrowers”), jointly and severally, promise to pay, without offset or counterclaim, to the order of [                          ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrowers, the principal sum of [                  ] Dollars ($[                            ]) or, if less, the aggregate unpaid principal amount of all A-2 Term Loans made by the Lender to the Borrowers pursuant to the Revolving Credit and A-2 Term Loan Agreement, dated as of December 17, 2015, among the Lender, the Borrowers, Chambers Street Properties (to be renamed Gramercy Property Trust upon consummation of the Merger), the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrowers also, jointly and severally, promise to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrowers in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers.

Payments of both principal and interest are to be made in the currency in which such A-2 Term Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrowers are full recourse obligations of the Borrowers.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed in their names as of the date first above written.

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership, LP upon consummation of the Merger)

By: CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger), its general partner

By:
Name:
Title:

GPT PROPERTY TRUST, LP

By: COLUMBUS MERGER SUB, LLC, its general partner

By:
Name:
Title:

A-2 TERM LOANS AND PRINCIPAL PAYMENTS

	Amount of Loan Made		Interest	Amount of Principal Repaid		Unpaid Principal Balance
Date	ABR	Eurodollar Rate	Period (If Applicable)	ABR	Eurodollar Rate	ABR	Eurodollar Rate	Total	Notation Made By

EXHIBIT D-5

FORM OF SWINGLINE LOAN NOTE

$	, 2015

FOR VALUE RECEIVED, the undersigned, CSP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust  LP (the “Borrowers”), jointly and severally, promise to pay, without offset or counterclaim, to the order of [                       ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrowers, the principal sum of [                      ] Dollars ($[                          ]) or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrowers pursuant to the Revolving Credit and Term Loan Agreement, dated as of December 17, 2015, among the Lender, the Borrowers, Chambers Street Properties (to be renamed Gramercy Property Trust upon consummation of the Merger), the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.

The Borrowers also, jointly and severally, promise to pay (a) principal at the times provided in the Credit Agreement and (b) interest on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrowers in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers.

Payments of both principal and interest are to be made in the currency in which such Swingline Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrowers are full recourse obligations of the Borrowers.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed in their names as of the date first above written.

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership, LP upon consummation of the Merger)

By: CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger), its general partner

By:
Name:
Title:

GPT PROPERTY TRUST, LP

By: COLUMBUS MERGER SUB, LLC, its general partner

By:
Name:
Title:

SWINGLINE LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

For the Fiscal [Quarter][Year] ended                            ,

To:      JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of December 17, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among CSP Operating Partnership, LP, a Delaware limited partnership (to be renamed GPT Operating Partnership LP upon consummation of the Merger) and GPT Property Trust LP (the “Borrowers”), Chambers Street Properties, a Maryland real estate investment trust (to be renamed Gramercy Property Trust upon consummation of the Merger), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as the Administrative Agent.

Each of the undersigned Financial Officers hereby certifies as of the date hereof that [he][she] is the                                                   of the Borrower listed above [his][her] name, and that, as such, [he][she] is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf such Borrower, and that:

[Use the  following paragraph 1 for fiscal year-end financial statements]

1.  The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report of an independent certified public accountant required by such section.

[Use the following paragraph 1 for fiscal quarter-end financial statements]

1.  The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of such date and for such period, subject to normal year-end audit adjustments and the absence of footnotes.

2.  [To the knowledge of the undersigned, no Default has occurred and is continuing.] [To the knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and the actions taken or proposed to be taken with respect thereto:]

[Use the following paragraph 3 for a Compliance Certificate delivered pursuant to Section 5.01(d)]

3. The Borrowers are in compliance with the financial covenants in Section 6.11 as of the last day of the [fiscal quarter][fiscal year] ended as of the above date. The financial covenant analyses and information set forth on the schedules attached hereto are true and correct in all material respects on and as of the date of this Compliance Certificate.]

[Use the following paragraph 3 for a Compliance Certificate delivered pursuant to Section 4.01(c)(vii)]

3. The Borrowers are in compliance with the financial covenants set forth in Section 6.11 on a pro-forma basis as of the Effective Date based on the condensed consolidated financial statements for the fiscal quarter ended September 30, 2015 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the repayment of Indebtedness intended to be repaid therefrom) and the Merger. The financial covenant analyses and information set forth on the schedules attached hereto are true and correct in all material respects on and as of the date of this Compliance Certificate.

4.  [No change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement.] [The following is a list of each change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement and the effect of such change on the financial statements referred to in paragraph (1):]

5.  [Attached hereto as Exhibit A are updates to Schedule(s) [CDOS], [EGL], [ES] and [3.05]](17)

[Signature Page to Follow]

(17)  Include to the extent applicable.

IN WITNESS WHEREOF, the undersigned have executed this Compliance Certificate as of                ,       .

CSP OPERATING PARTNERSHIP, LP (to be renamed GPT Operating Partnership, LP upon consummation of the Merger)

By: CHAMBERS STREET PROPERTIES (to be renamed Gramercy Property Trust upon consummation of the Merger), its general partner

By:
Name:
Title:

GPT PROPERTY TRUST, LP

By: COLUMBUS MERGER SUB, LLC, its general partner

By:
Name:
Title:

[Attach Schedule of
Financial Covenant Compliance]